                                                                   EXHIBIT 10.13

C L I F F O R D

C H A N C E                                                       EXECUTION COPY

P U N D E R

                                Dated 24 May 2002


                               DEUTSCHE EXIDE GmbH

                           DEUTSCHE EXIDE STANDBY GmbH

                                       And

                         EXIDE AUTOMOTIVE BATTERIE GmbH

                              together, the Sellers

                            EXIDE HOLDING EUROPE S.A.

                                 as Offer Agent

                            BATTERIES FUNDING LIMITED

                                    as Buyer

                                       and

                                 CITIBANK, N.A.

                               as Operating Agent



                        GERMAN RECEIVABLES SALE AGREEMENT


       PARTNERSCHAFTSGESELLSCHAFT VON RECHTSANWALTEN, WIRTSCHAFTSPRUFERN, STEUERBERATERN UND SOLICITORS SITZ: FRANKFURT AM MAIN . AG BAD VILBEL PR 1000

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.       Definitions and Construction ......................................   2

2.       Facility ..........................................................  28

3.       Conditions Precedent ..............................................  28

4.       Purchases .........................................................  32

5.       Collections and Settlement ........................................  39

6.       Fees, Costs and Administrative Reserve ............................  43

7.       Payments and Computations, etc. ...................................  44

8.       Representations and Warranties of Each Seller and Exide Europe ....  46

9.       Affirmative Covenants of Each Seller ..............................  50

10.      Negative Covenants of the Seller ..................................  53

11.      Reporting Requirements of each Seller .............................  54

12.      Servicer, Collections and Buyer Account ...........................  56

13.      Protection of the Buyer's Rights ..................................  61

14.      Responsibilities of each Seller ...................................  62

15.      Agency and Indemnities ............................................  64

16.      Amendments, Etc. ..................................................  68

17.      Notices ...........................................................  69

18.      No Waiver: Remedies ...............................................  69

19.      Binding Effect: Assignability .....................................  70

20.      Further Assurance - Restructuring .................................  71

21.      Termination .......................................................  72

22.      No Proceedings ....................................................  72

23.      Execution in Counterparts: Severability ...........................  72

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
24.      Confidentiality ..................................................  73

25.      Governing Law and Jurisdiction ...................................  73

SCHEDULE 1 ................................................................  75

Part 1 Seller Non-Transaction Accounts ....................................  75

Part 2 Offices of the Sellers/Collection Account ..........................  75

Part 2 Buyer Account ......................................................  76

Part 3 Buyer Collection Account(s) ........................................  77

SCHEDULE 2 Form of Admission of Additional Seller .........................  78

SCHEDULE 3 Form of Settlement Statement ...................................  81

SCHEDULE 4 Form of Summary Report .........................................  82

SCHEDULE 5 Initial Conditions Precedent ...................................  84

SCHEDULE 6 Letter of Offer, Acceptance and Receipt ........................  86

Part 1 Letters of Offer ...................................................  86

- Form of Offer Letter to be sent on Initial Offer Date - .................  86

- Form of Letter of Offer to be sent on any Subsequent Offer Date - .......  88

Part 2 Form of Letter of Acceptance .......................................  90

Part 3 Form of Receipt of Purchase Price ..................................  92

SCHEDULE 7 Form of Contract ...............................................  94

SCHEDULE 8 ................................................................  95

Part 1 Information to be Provided to Exide Europe .........................  95

Part 2 Form of Monthly Summary ............................................  97

SCHEDULE 9 Letter of Undertaking ..........................................  99

SCHEDULE 10 List of Account Debtors other than Designated Account
            Debtors .......................................................  100

SCHEDULE 11 Payment Instructions ..........................................  101

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
Part 1 Form of Notification of Customers by Letter on the Payment
       Notification Date .................................................   101

Part 2 Form of Notification of Customers on each invoice .................   103

SCHEDULE 12 [INTENTIONALLY LEFT BLANK] ...................................   104

SCHEDULE 13 Form of Power of Attorney in Favour of Citibank and the
            Buyer ........................................................   105

SCHEDULE 14 Form of Directors' Certificate in Respect of Sellers .........   109

SCHEDULE 15 Form of Authorities to Represent and Sign ....................   112

SCHEDULE 16 Special Dilution Reserve .....................................   114

EXECUTION PAGES ..........................................................   116

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THIS GERMAN RECEIVABLES SALE AGREEMENT (the "Agreement"), dated 24 May 2002, is made among:

(1) DEUTSCHE EXIDE GMBH, a company having its address at Im Tiergarten, 63654 Budingen;

(2) DEUTSCHE EXIDE STANDBY GMBH, a company having its address at Im Tiergarten, 63654 Budingen; and

(3) EXIDE AUTOMOTIVE BATTERIE GMBH, a company having its address at Im Tiergarten, 63654 Budingen;

    (all of the above parties, together with any Additional Seller (as defined herein) are collectively referred to as the "Sellers", or where the context requires, are also individually referred to as a "Seller");

(4) BATTERIES FUNDING LIMITED, a company with its registered office at West Block, International Financial Services Centre, Dublin 1, Ireland (the "Buyer");

(5) EXIDE HOLDING EUROPE S.A., a French Societe Anonyme, with its registered office at 5-7 Allee des Pierres Mayettes, 92636 Gennevilliers Cedex, France (the "Offer Agent" or "Exide Europe", as applicable); and

(6) CITIBANK, N.A., a United States national banking association acting through its London branch at 336 Strand, London WC2R 1HB (the "Operating Agent").

Preliminary Statements

(A) This Agreement is entered into in the context of a restructuring of a previous transaction and is intended to substitute the agreement entitled as "German Receivables Purchase Agreement", dated 5 June 1997 and made between, inter alios, the Sellers and EXIDE Europe Funding Limited, 22 Greenville Street, St Helier, Jeryey JE4 8PX, Channel Islands;

(B) The Sellers and the Buyer have agreed, upon the terms and subject to the conditions of this Agreement, that the Offer Agent may from time to time for and on behalf of the Sellers offer to sell and assign Receivables to the Buyer arising from time to time from Contracts and, in the event that the Buyer determines to accept such offers, it will do so in the manner prescribed herein; and

(C) The Operating Agent has been requested and is willing to act as Operating Agent as set out in this Agreement and, in particular, in Clause 15.1, subject to the ability of the Operating Agent to delegate its obligations pursuant to the terms of this Agreement, in particular, Clause 4.10.

                                       -1-

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NOW, THEREFORE, the parties agree as follows:

1.  DEFINITIONS AND CONSTRUCTION

    In this Agreement (including the Preliminary Statements):

1.1 Accounting Terms
    All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles (Grundsatze ordnungsgema(beta)er Buchfuhrung) as in effect on the date hereof in Germany.

1.2 Defined Terms:
    The following terms shall have the meanings indicated:

    "Acceptance Fee" has the meaning ascribed to that term in Clause 4.2.

    "Account Debtor" means a Person obliged to make payment(s) pursuant to a Contract.

    "Account Pledge Agreement" means the Agreement of even date herewith entitled as Account Pledge Agreement (Kontenverpfandung) between each of the Sellers and the Buyer under which pledges over the Collection Accounts are created in favour of the Buyer to secure the obligations of each of the Sellers hereunder.

    "Accounts Receivable Listing" means a list, by invoice number, of all of the Contracts entered into with Designated Account Debtors which are shown on each Seller's general ledger as outstanding as at (but excluding) each relevant Reference Date, including the information specified in Clause 4.8 together with such other information concerning each Contract, and in such format, as the Operating Agent may specify.

    "Accounts Receivable Trial Balance" means each Seller's accounts receivable trial balance computer printout, containing a list of Designated Account Debtors together with the aged Outstanding Balance of the Receivables.

    "Accruals" means, as of any time, the aggregate amount by which the face value of Eligible Receivables which are Paid Receivables have been reduced by virtue of any prompt payment discounts, accruals for volume rebates, warranty claims by the applicable Designated Account Debtor(s), and other credit notes (including, without limitation, credit notes issued to Account Debtors as a result of disputes, claims and invoicing errors by a Seller).

                                       -2-

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         "Additional Designated Account Debtor" means an Account Debtor designated by a Seller as a Designated Account Debtor pursuant to Clause 4.1(b).

         "Additional Seller" means any member of the Exide Europe Group which becomes party to this Agreement in accordance with Clause 19.4.

         "Adjustment Agreement" means the agreement of even date herewith between the parties hereto pursuant to which the Buyer will make adjustment payments (as provided therein) in relation to the relevant Seller's Proportionate Share of all amounts standing to the credit of the Buyer Account after payment of the amounts set forth in Clause
         5.2.2 (a), (b) and (c).

         "Administrative Reserve" means the reserve maintained pursuant to and for the purposes outlined in Clause 6.4 which shall not at any time exceed 9% of the Outstanding Balance of Purchased Receivables (giving effect to all amounts on deposit in the Administrative Reserve Account).

         "Administrative Reserve Account" means the account kept pursuant to Clause 6.4.

         "Advance Payment" means, (i) prior to the Payment Notification Date, the aggregate amount of any withdrawals from the Collection Accounts and (ii) on and following the Payment Notification Date, the aggregate amount of any advances from the Buyer Collection Account pursuant to Clause 12.3 to the extent they are outstanding and not repaid.

         "Adverse Claim" means any charge, encumbrance, proprietary or security interest, lien or retention of title (Eigentumsvorbehalt), any form of extended retention of title (any form of verlangerten or erweiterten Eigentumsvorbehalt), priority, or other right or claim in, over or on any Person's assets or properties in favour of any other person;

         "Admission of Additional Seller" means an agreement substantially in the form set out in Schedule 2.

         "Affiliate" when used with respect to (i) any company incorporated in Germany, means any related company or corporation within Section 15 of the German Stock Corporation Act (Aktiengesetz) or (ii) any other Person, a Subsidiary of that Person or a Holding Company or any other Subsidiary of that Holding Company.

         "Approved Currency" means, on the date hereof, Euro and, thereafter, with the prior written consent of the Operating Agent and in addition to Euro, Dollars.

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         "Approved Jurisdiction" means each (i) jurisdiction in the European
         Union, or (ii) any other jurisdiction in respect of which the Seller has obtained as security from the applicable Designated Account Debtor a clear and unconditional demand letter of credit (governed by the Uniform Customs and Practice for Documentary Credits) from a bank whose short-term debt is rated at least A-1 and P-1 by the Rating Agencies, the term of which is in form and substance satisfactory to the Operating Agent (acting reasonably) and the conditions of which are in form and substance satisfactory to the Operating Agent (acting reasonably), and which letter of credit has been fully assigned to the Operating Agent on behalf of the Buyer (which assignment shall include full notice to the applicable bank issuing the letter of credit), requiring payment to be made directly to the Operating Agent on behalf of the Buyer.

         "Base Currency" means Euro.

         "Buyer Account" means the account in the name of the Buyer with Citibank, the details of which are set out in Schedule 1 Part 2, or (with the prior written consent of the Operating Agent) such other account at such bank as the Buyer may utilise for the purposes of this Agreement and designate as a Buyer Account.

         "Buyer Collection Account" means in respect of each Seller, the account in the name of the Buyer with the Collection Account Bank as set forth in Schedule 1 Part 3.

         "Buyer Entitlement" means, at any time, in respect of the total amount standing to the credit of each Collection Account, the portion thereof attributable to or representing Collections together with interest credited by the Collection Account Bank to such portion.

         "Capital" equals, on any Settlement Date, the aggregate of the Dollar Equivalent of the Existing Receivables Purchase Price and Future Receivables Purchase Price paid to the Sellers (including, on such Settlement Date, if any) less the aggregate amount of Collections which have been paid to the Buyer as of such Settlement Date.

         "Citibank" means Citibank, N.A., a national banking association under the laws of the United States of America.

         "Collection Account" means in respect of each Seller, the account set opposite the relevant Seller's name in Schedule 1 Part 2 under the heading "Collection Account", in each case in the name of the appropriate Seller, established with the Collection Account Bank or such other account or accounts with the Collection Account Bank as may, with the prior written consent of the Operating Agent, be

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         utilised for the purposes of this Agreement and designated as a
         Collection Account.

         "Collection Account Bank" means, (i) in respect of each Seller, for the time being, such banks and branches with which the Collection Accounts set forth in Schedule 1 are maintained or such bank and branch at which the Collection Account is, with the prior written consent of the Operating Agent, maintained from time to time and (ii) in respect of the Buyer, Citibank N.A..

         "Collections" means, with respect to any Purchased Receivable, all cash collections received and other cash collections relating to that Purchased Receivable including VAT (including, for the avoidance of doubt, any such cash collection arising prior to the date on which a Receivable became such a Purchased Receivable but excluding any cash collections arising under any transaction as referred to in Clause 19.3) and relating to any Related Security with respect to that Purchased Receivable received.

         "Concentration Amount" means as of any date, with respect to each Designated Account Debtor, the product of (a) the Concentration Limit applicable to such Designated Account Debtor and (b) the Dollar Equivalent of the Programme Eligible Receivables.

         "Concentration Limit" means, in relation to the aggregate Receivables for each Designated Account Debtor: (a) for any single Designated Account Debtor rated at least A-l or P-l or its equivalent by the Rating Agencies, 17%; (b) for any single Designated Account Debtor rated A-2 or P-2 or its equivalent by the Rating Agencies, 8.5%; (c) for any single Designated Account Debtor rated A-3 or P-3 or its equivalent by the Rating Agencies, 5.66%; (d) for any single Designated Account Debtor rated below A-3 or P-3 or not rated on its short term debt, 3.4% (to the extent an Designated Account Debtor does not have a short term rating but has an actual or implied senior long-term debt rating, the applicable percentage will be determined based on equivalent senior long-term debt ratings (as determined by the Operating Agent) for the short term ratings specified above).

         "Contract" means a written agreement and, for the avoidance of doubt, includes any oral agreement evidenced by an invoice (containing or referring to the standard terms of business of the relevant Seller) between a Seller and an Account Debtor pursuant to which such Account Debtor is obliged to pay for goods or services sold or provided by such Seller (including any value added tax in respect thereof) from time to time.

         "Country" means Germany.

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         "Credit and Collection Policy" means each Seller's policies, practices and procedures relating to Contracts and Receivables in form and content satisfactory to the Operating Agent in accordance with paragraph (p) of Schedule 5 as modified from time to time with the consent of the Operating Agent.

         "Currency Exchange Agreement" means the spot currency agreement and the forward currency agreement to be entered into on or prior to the Effective Date by the Buyer and a counterparty rated at least A-1 and P-1 or its equivalent by the Rating Agencies (a "Swap Counterparty") to exchange, respectively, the amount in Dollars received by the Buyer under the Facilities Agreement into the currencies of the denomination of the Receivables acquired by the Buyer under all Origination Agreements to which it is a party and the currencies of the amount of Collections payable to the Buyer under all Origination Agreements to which it is a party into Dollars.

         "Currency Exchange Costs" means the costs payable by the Buyer to the counterparty under the Currency Exchange Agreement (expressed as a percentage of Capital).

         "Custody Documents" means this Agreement or any Letter of Offer hereunder.

         "Deemed Settlement Date" means a date which would have been a Settlement Date were it not to fall during a Specified Bank Holiday Period.

         "Debt" means any indebtedness, present or future, actual or contingent in respect of moneys borrowed or raised or any financial accommodation whatever and, without limitation, shall include:

         (1) indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, interest, gold or currency exchange, hedge or arrangement of any kind, redeemable share, share the subject of a Guarantee, discounting arrangement, finance lease or hire purchase agreement;

         (2) the deferred purchase price (for more than 90 days) of an asset or service; and

         (3) any obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another financing transaction.

         "Default Ratio" as of any date, is equal to the ratio (expressed as a percentage) for the most recent month for which such ratio is available of (i) aggregate Eligible Receivables which are Paid Receivables that were 91-120 days past due

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         at the end of each such month plus Eligible Receivables which are Paid
         Receivables that were charged off (or, without duplication, which should have been charged off) as uncollectible during each such month which, if they had not been charged off (or, without duplication, which should have been charged off) would have been less than 90 days past due during such month to (ii) aggregate sales giving rise to Receivables that were generated during the calendar month immediately preceding the commencement of the Loss Horizon preceding such date.

         "Defaulted Receivable" means an Eligible Receivable which is a Paid Receivable and:

         (1) which, after the original due date, remains unpaid in whole or in part for more than 90 days;

         (2) in respect of which the Designated Account Debtor has taken any action, or suffered any event to occur, of the type described in Clause 11.4(b); or

         (3) which has been, or should be, written off or provided for in the Seller's books as uncollectible in accordance with the Credit and Collection Policy.

         "Designated Account Debtor" means, at any time, all Account Debtors (other than those designated in Schedule 10) unless the Operating Agent has advised the Offer Agent (on behalf of the Sellers) that an Account Debtor shall not be considered a Designated Account Debtor.

         "Determination Date" means initially, the Effective Date and thereafter, each following Monday (or such other day as may be agreed from time to time between the Offer Agent (on behalf of the Sellers) and the Operating Agent); provided however, if such day is not a Programme Business Day, the applicable Determination Date shall be the next succeeding Programme Business Day.

         "Diluted Receivable" means that portion of any Eligible Receivable which is a Paid Receivable which is either (a) reduced or cancelled as a result of (i) any defective or rejected goods or services, or any failure by any Seller to deliver any goods or services or otherwise to perform under the underlying Contract or invoice, or (ii) any change in the terms of or cancellation of any Contract or invoice or any other adjustment by any Seller which reduces the amount payable by the Designated Account Debtor on the related Paid Receivable or (iii) any set-off in respect of any claim by the Designated Account Debtor on the related Eligible Receivable which is a Paid Receivable or (b) subject to any specific dispute, offset, counterclaim or defence whatsoever (except the discharge in bankruptcy of the Designated Account Debtor thereof).

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         "Dilution Horizon" means, at any time, the estimated weighted average period in days between the issuance of invoices and the related credit note, if any, by the Programme Sellers, as such period is calculated by the Operating Agent from time to time.

         "Dilution Horizon Ratio" equals the higher of (a) the Dollar Equivalent of total sales giving rise to Programme Receivables for the Programme Sellers for the past Dilution Horizon divided by the Dollar Equivalent of the outstanding balance of Eligible Receivables (whether or not they are Paid Receivables (as such term is defined in each applicable Origination Agreement)) aggregated among all Origination Agreements as of the end of the most recent month and (b) 0.5.

         "Dilution Ratio" as of any date, is equal to the ratio (expressed as a percentage) for the most recently ended month of (i) the aggregate amount of Receivables that become Diluted Receivables during each such month to (ii) the aggregate sales giving rise to Receivables that were originated during the preceding month.

         "Dilution Reserve" means as of any Settlement Date:

         (PER minus DefR) x max [DYN, FLOOR]

         where:

         DYN      =        [(SF2 x ED) + DVF] x DHR

         FLOOR    =        ED x DHR

         Provided that the Dilution Reserve shall never be used to cover for any losses on the basis of Defaulted Receivables where:

         PER  =   The aggregate amount of the Programme Eligible Receivables

         DefR = The aggregate amount of Programme Eligible Receivables that are Defaulted Receivables (as defined in and aggregated among all Origination Agreements)

         SF2  =   Stress Factor 2 = 2.25

         ED   =   The average Programme Dilution Ratio during the preceding 12 months

         DVF  =   Dilution Volatility Factor

         DHR  =   Dilution Horizon Ratio.

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         "Dilution Volatility Factor" means as of any date, a percentage equal to the product of (i) the amount by which (A) the highest two month average Programme Dilution Ratio during the most recently ended twelve month period exceeds (B) the average of the Programme Dilution Ratios during such twelve month period and (ii) (A) the highest two month average Programme Dilution Ratio during such twelve month period divided by (B) the average of the Programme Dilution Ratios during such twelve month period.

         "Directors' Certificate" means a certificate in the form appended in
         Schedule 14.

         "Discount" means, with respect to (i) Existing Receivables the subject of a Letter of Offer or (ii) Purchased Receivables (which were Future Receivables at the time of their Purchase) having come into existence during the relevant Reference Period, on the relevant Settlement Date, the sum of applicable Yield, the applicable Country's Proportionate Share of Programme Costs, applicable Accruals and the sums then required to bring applicable Reserves to their required levels.

         "Dollar Equivalent" of any sum in any currency at any time means the amount of Dollars that would be purchased under the Currency Exchange Agreement at the Spot Rate determined for such sum as at the most recent Settlement Date.

         "Dollars" and the sign "$" each mean the lawful currency of the United States of America.

         "Early Amortisation Event" means the first to occur of:

         (1) any Originator or Exide Europe (if Offer Agent) defaults in the payment on the due date of any payment due and payable by it under or relating to the Relevant Documents to which it is a party and such default continues unremedied for a period of five (5) Local Business Days after the earlier of such Originator or Exide Europe becoming aware of such default and the receipt by such Originator or Exide Europe of written notice by the Operating Agent requiring the same to be remedied;

         (2) subject to Clause 12.4, any Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) defaults in the performance or observance of any of its other covenants and obligations, or breaches any representation or warranty under the Relevant Documents to which it is a party, which in the reasonable opinion of the Operating Agent is materially prejudicial to the interests of the Buyer and/or the Lenders and/or the Operating Agent, and such default is not remedied to the satisfaction of the Operating Agent within five Local Business Days of the earlier of such Originator, Exide Europe

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          or the Offer Agent (if an Affiliate of Exide Technologies other than
          Exide Europe) becoming aware of such default and receipt by such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) of written notice by the Operating Agent requiring the same to be remedied (for the avoidance of doubt, for the purposes of this paragraph (2) if such Originator satisfies its obligations pursuant to Clause 5.4 within such five Local Business Day period, such default or breach shall not be considered to be an Early Amortisation Event);

     (3) an effective resolution is passed for the winding up of any Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe);

     (4) any Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) ceases or threatens to cease to carry on its business or ceases to carry on the whole or a substantial part of its business, or stops payment or threatens to stop payment of its debts and which in the reasonable opinion of the Operating Agent would be likely to materially adversely affect such Originator's or the Offer Agent's ability to perform any of its obligations under the Relevant Documents or in relation to any Transaction, or such Originator becomes Insolvent or reasons exist which would warrant the opening of Insolvency Proceedings against such person (Eroffungsgrund within the meaning of Section 16 et seq. of the German Insolvency Code (Insolvenzordnung) or any other analogous laws in such person's jurisdiction, in the case of Exide Europe, within the meaning of Law No. 85-98 of 25 January 1985 (as amended);

     (5) Exide Europe ceases at any time to own, directly or indirectly, a minimum of 80% of each class of the outstanding capital stock of any Seller;

     (6) any Debt of a member of the Exide Europe Group in excess (in the aggregate) of the Euro Equivalent of $5,000,000 becoming prematurely due and payable or is placed on demand as a result of an event of default (howsoever described) under the document relating to that Debt;

     (7) any sale of Eligible Receivables pursuant to this Agreement ceases to create or is determined not to be a valid sale in equity of such Eligible Receivables;

     (8) proceedings are initiated against any Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide

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          Europe) in respect of its liquidation, winding-up, administration, insolvency, composition, reorganisation (other than a reorganisation the terms of which have been approved by the Operating Agent and where such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) is solvent) under any applicable liquidation, administration, insolvency, composition, reorganisation or other similar laws save where such proceedings are being contested in good faith by such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe), or an administrative or other receiver, servicer or other similar official is appointed in relation to such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) or in relation to the whole or any substantial part of the undertaking or assets of such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) or an encumbrancer shall take possession of the whole or any substantial part of the undertaking or assets of such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe), or a distress or execution or other process shall be levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of such Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) and in any of the foregoing cases it shall not be discharged within 15 days;

      (9) if any Originator, Exide Europe or the Offer Agent (if an Affiliate of Exide Technologies other than Exide Europe) shall initiate or consent to judicial proceedings relating to itself under any applicable liquidation, administration, insolvency, composition, reorganisation or other similar laws or shall make a conveyance or assignment for the benefit of its creditors generally;

     (10) for any three month period, the average Default Ratio exceeds 6%;

     (11) for any three month period, the average Dilution Ratio exceeds 10%;

     (12) for any three month period, the Loss to Liquidation Ratio exceeds
          0.5%;

     (13) for any three month period, the average Programme Default Ratio exceeds 6%;

     (14) for any three month period, the average Programme Dilution Ratio exceeds 12%;

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     (15) for any three month period, the average Programme Loss to Liquidation
          Ratio exceeds 0.5%;

     (16) a Programme Amortisation Event (as such term is defined in each other Origination Agreement) occurs;

     (17) any amount owing under the US DIP Facility Agreement becomes immediately due and payable as a result of the occurrence of an Event of Default (as that term is defined under the US DIP Facilities Agreement) thereunder; and

     (18) an Event of Default (as that term is defined under the Facilities Agreement) occurs.

     "Effective Date" means the date upon which the initial conditions precedent set forth in Schedule 5 have been satisfied and which has been designated as such by the Operating Agent, which day shall be a Thursday (or such other day as may be agreed by the Offer Agent (on behalf of the Sellers) and the Operating Agent) which is a Programme Business Day.

     "Eligible Receivable" means a Receivable:

     (1) the Account Debtor of which is a corporate body or corporate entity or Person which is (according to the address specified in the related invoice) resident of an Approved Jurisdiction and qualifies as a merchant (Kaufmann) within the meaning of the German Commercial Code (Handelsgesetzbuch) or, in the case of any Account Debtor resident in any Approved Jurisdiction other than Germany, qualifies under the equivalent concept under the laws of its jurisdiction of residence;

     (2) the Account Debtor of which is a Designated Account Debtor and is not an Affiliate of any party to this Agreement;

     (3) the Account Debtor of which is not the Account Debtor of any Defaulted Receivables the aggregate Outstanding Balance of which equals or exceeds 10% of the aggregate Outstanding Balance of all Receivables of such Account Debtor;

     (4) in respect of the Account Debtor of which no delivery or shipment has been cancelled or suspended for credit reasons and no credit line or accommodation has been cancelled or suspended for credit reasons, in either case at any time in the 2 years preceding the date that the invoice relating thereto is despatched;

     (5)  which is not a Defaulted Receivable at the date of Purchase;

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     (6)  which, according to the Contract related thereto, is required to be paid in full on a date which falls (A) not earlier than the Purchase Date (in respect of Existing Receivables) and not earlier than the date on which such Receivable becomes a Paid Receivable (in respect of Future Receivables) and (B) within 120 days in respect of Deutsche Exide GmbH and Deutsche Exide Standby GmbH or 180 days in respect of Exide Automotive Batterie GmbH after the earlier of the original billing date and the date that the invoice relating thereto is despatched;

     (7) the Dollar Equivalent of the Outstanding Balance of which, when added to the Dollar Equivalent of the Outstanding Balance (as that term is defined under each Origination Agreement) of all other Paid Receivables (as such term is used in each applicable Origination Agreement) owing by the same Account Debtor or any of its Affiliates under all Origination Agreements, does not exceed the Concentration Amount;

     (8)  which is denominated and payable only in an Approved Currency;

     (9) which (A) arises under a Contract as set out in Schedule 7 (or which otherwise has been authorised by the Operating Agent) and is governed by the laws of Germany and which (i) is (in the case of Existing Receivables), or, (ii) (in the case of Future Receivables) will as at the date of it being scheduled to come into existence pursuant to the underlying Contract (notwithstanding and in accordance with Clause 8.20) be in full force and effect and constitutes the legal, valid, binding and enforceable (in accordance with its terms) obligation of the Account Debtor, (B) is freely assignable (or if not assignable without the consent of the Account Debtor, such consent has been obtained to the satisfaction of the Operating Agent) and (C) is not subject to any Adverse Claim (but excluding customary extended retention of title arrangements of the suppliers of such Seller, in which context Clause 8.12 shall apply) or dispute, set off, counterclaim or defence whatsoever;

     (10) which, together with the Contract related thereto, does not contravene in any material respect any applicable laws, rules or regulations and with respect to which the Seller is not in violation of any such law, rule or regulation in any material respect;

     (11) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectability of such Receivable) as the Operating Agent may from time to time specify to the

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         Seller and which are based on a criterion or requirement of any one or more of the Rating Agencies;

   (12) which is not subject to withholding taxes on payments from the Account Debtors in respect thereof;

   (13) which represents all or part of the sales price in respect of the supply of goods or services in the Approved Jurisdiction in question;

   (14) the Account Debtor of which is not a government agency or local authority unless, the Account Debtor of which is considered a separate corporate entity under applicable law that is owned, directly or indirectly by a government agency or local authority;

   (15)  which has not been prepaid in whole or in part;

   (16) for which all goods and services to which it relates have been delivered and performed, and all requirements of such Contract concerning the nature, amount, quality, condition or delivery of the goods or services, or upon which payment of such Receivable may be dependent, have been fulfilled in all material respects; and

   (17) the Account Debtor of which has, in respect of Purchased Receivables (other than Defaulted Receivables) falling due for payment on or after 31 August 2002, paid in full the most recent Purchased Receivable owing by it directly to the credit of the Buyer Collection Account.

         "Enigma" means the proprietary computer software furnished by Citibank pursuant to the Enigma Licence Agreement , as such computer software may be modified, updated or replaced by Citibank from time to time.

         "Enigma Licence Agreement" has the meaning ascribed to that term in the UK RSA.

         "Euro" means the single currency unit of the Participating Member
         States.

         "Euro Equivalent" of any sum and at any time means the amount of Euro that would be purchased under the Currency Exchange Agreement at the Spot Rate for such sum at such time.

         "Exide Europe" means Exide Holding Europe S.A., a French societe anonyme.

         "Exide Europe Group" means Exide Europe and all of its Subsidiaries.

         "Exide Group" means Exide Technologies and all of its Subsidiaries.

         "Exide Technologies" means Exide Technologies, a Delaware Corporation.

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         "Existing Receivables" means Receivables which are specified by (or on behalf of) the Sellers (i) in the Initial Letter of Offer as being in existence in respect of Designated Account Debtors as at the Initial Reference Date and (ii) in any subsequent Letter of Offer, as being in existence in respect of Additional Designated Account Debtors as at the Reference Date immediately preceding the Offer Date in respect of such Letter of Offer.

         "Existing Receivables Purchase Price" means, on any Purchase Date, in respect of Existing Receivables comprised in a Group of Receivables, an amount in Euro equal to the Outstanding Balance of those of the Receivables which are Eligible Receivables as at the Reference Date immediately preceding the relevant Offer Date less the Discount applicable on the Purchase Date immediately succeeding such Offer Date, as calculated by the Operating Agent.

         "Facilities Agreement" means the Multicurrency Term and Revolving Facilities Agreement entered into on or about the date hereof among, inter alia, the Buyer and the Lenders.

         "Facility Fee" means 0.75 % per annum of the positive difference between (i) the Facility Limit and (ii) Programme Capital (as such fee is calculated monthly in arrears and applied on each Settlement Date).

         "Facility Limit" means Dollars 177,500,000, as such amount may be reduced from time to time upon notice given by the Operating Agent to the Offer Agent (on behalf of the Sellers) as a result of the event specified in Clause 7.1 of the Facilities Agreement.

         "Fees Letter" means the fees letters dated as of the date hereof, between Exide Europe and the Operating Agent in respect of the calculation and payment of certain fees.

         "Foreign Currency Reserve" as of any Settlement Date will equal 5% of Programme Capital on such Settlement Date, or such other amount as determined by the Operating Agent (and notified in writing to the Offer Agent), acting reasonably (upon the written request of a Seller after any re-determination of the level of the Foreign Currency Reserve, the Operating Agent agrees to provide such Seller with information relating to the basis of such re-determination).

         "Future Receivables" means all Receivables owing by a Designated Account Debtor which are not Existing Receivables.

         "Future Receivables Purchase Price" means, on any Settlement Date, in respect of Future Receivables comprised in a Group of Receivables which have come into existence during any Reference Period, an amount in Euro equal to

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          the Outstanding Balance of such Receivables which are Eligible
          Receivables as at the Reference Date immediately preceding such Settlement Date less the Discount applicable on such Settlement Date, as calculated by the Operating Agent.

          "Group of Receivables" means, at any time, all Receivables purchased or to be purchased by the Buyer on a Purchase Date or, as appropriate, the Group of Receivables specified in a Letter of Offer.

          "Guarantee" means any guarantee, indemnity, letter of credit or any other obligation or irrevocable offer (whatever called and of whatever nature):

          (1)  to pay or to purchase;

          (2) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

          (3) to indemnify against the consequences of default in the payment of; or

          (4)  to be responsible otherwise for,

          an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition of another person.

          "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which its is a Subsidiary.

          "Initial Offer Date" means the date which is two Programme Business Days before the Effective Date.

          "Initial Purchase" means the first Purchase completed under this Agreement.

          "Initial Reference Date" means 24 May 2002.

          "Insolvent", "Insolvency", "insolvent" and "insolvency", in relation to any person (including, without limitation, any Account Debtor or any party to the Relevant Documents) means that the relevant person is either unable to fulfil its payment obligations as they become due (zahlungsunfahig) or that the liabilities of that person exceed its assets (Uberschuldung) or that such person is presumably unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) or similar or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business;

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          "Insolvency Proceedings" means any proceedings against a Person based on the existence of a reason to open insolvency proceedings pursuant to Sections 16 et seq. of the German Insolvency Code (Insolvenzordnung) or similar or analogous proceedings under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business.

          "Interest Period" means initially, the period commencing on (and including) the Effective Date and ending on (but excluding) the following Settlement Date, and thereafter, each period beginning on (and including) the day following the last day of the immediately preceding Interest Period and ending on (but excluding) the following Settlement Date; provided however, if such day is not a Programme Business Day, the applicable Interest Period shall end on the next succeeding Programme Business Day.

          "Lenders" means any bank, financial institution, trust, fund or other entity which is or may from time to time become a party to the Facilities Agreement as a "Lender" thereunder.

          "Letter of Acceptance" means a letter substantially in the form set out in Schedule 6 Part 2 pursuant to which the Buyer accepts an offer pursuant to a Letter of Offer.

          "Letter of Offer" has the meaning ascribed to that term in Clause 4.1.

          "Letter of Undertaking" means the Letter of Undertaking given by Exide Europe substantially in the form set out in Schedule 9 to this Agreement.

          "LIBOR" means (a) the applicable Screen Rate or (b) (if no Screen Rate is available one week Dollars) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Operating Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00 a.m. London time on the Quotation Day for the offering of deposits in Dollars for a period comparable to the Interest Period.

          "Loan" means any loan to be made to the Buyer by the Lenders pursuant to the Facilities Agreement or, when made, the principal amount outstanding thereof.

          "Local Business Day" means any day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London. Where an obligation is expressed in this Agreement to be performed on a Local Business Day and such Local Business Day is not also a Programme Business Day, the applicable Local Business Day shall be the immediately preceding Local Business Day which is also a Programme Business Day.

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          "Loss Horizon" equals the sum of 90 days plus the Weighted Average
          Term calculated among all Origination Agreements as of the Settlement Date.

          "Loss Horizon Ratio" equals the total sales giving rise to Programme Receivables for the Programme Sellers for the Loss Horizon divided by the outstanding balance of Programme Receivables as of the end of the most recent month.

          "Loss Ratio" as of any date equals the highest 3 month average Default Ratio aggregated among all Origination Agreements which has occurred in the 12 months immediately preceding such date.

          "Loss Reserve" as of any Settlement Date will equal:

          (PER minus DefR) x [max(DYN,FLOOR)] plus DefR

          where:

          DYN = SFl x LR x LHR

          FLOOR = CF

          where:

          PER = The aggregate amount of Programme Eligible Receivables
          DefR = the aggregate amount of Programme Eligible Receivables that are Defaulted Receivables (as defined in and aggregated among all Origination Agreements)
          SF1 = Stress Factor One = 2.25
          LHR = Loss Horizon Ratio
          CF = Concentration Floor = 17%
          LR = Loss Ratio.

          "Loss to Liquidation Ratio" as of any date, is equal to the ratio (expressed as a percentage) of (i) the Dollar Equivalent of the aggregate outstanding balance of all Receivables that were written off by the Sellers during the twelve month period most recently ended prior to such date to (ii) the aggregate amount of such total sales giving rise to Receivables less the Dollar Equivalent of the total Diluted Receivables during such twelve month period.

          "Letter of Offer" has the meaning assigned to that term in Clause 4.1.

          "Mandatory Cost Rate" has the meaning ascribed to that term in the Facilities Agreement.

          "Margin" means 3.75% per annum.

          "Moody's" means Moody's Investors Service Limited.

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          "Offer Date" means, initially, the Initial Offer Date and, thereafter, each Determination Date.

          "Origination Agreement" means as of any time each agreement pursuant to which a member of the Exide Europe Group sells trade receivables originated in the ordinary course of business of such member company and which has been designated from time to time as such by the Operating Agent. Until and unless a designation has been made by the Operating Agent to the contrary, the Origination Agreements shall consist of (i) for the United Kingdom, the Receivables Sale Agreement between CMP Batteries Limited, Deta UK Limited, Exide (Dagenham) Limited, Fulmen (U.K.) Limited and B.I.G. Batteries Limited as sellers (the "UK Sellers"), Exide Holding Europe S.A. as offer agent, Batteries Funding Limited as Buyer and Citibank, N.A. as Operating Agent (the "UK RSA"), (ii) for France, (a) the Receivables Purchase Agreement dated 3 June 1997 (as amended on the date hereof) between CEAC, Compagnie Europeenne d'Accumulateurs S.A.S. (the "French Seller"), Exide Europe Funding Ltd. ("Exide Funding"), Exide Holding Europe S.A. as offer agent and the Operating Agent (the "French RSA") and (b) the Onward Receivables Sale Agreement (the "French ORSA") dated as of the date hereof between Exide Europe Funding Ltd., the Buyer, Exide Holding Europe S.A. as offer agent and the Operating Agent, (iii) for Spain, the Receivables Sale Agreement dated as of the date hereof between Sociedad Espanola del Acumulador Tudor, S.A. and Fulmen Iberica S.L. (the "Spanish Sellers"), the Buyer, Exide Holding Europe S.A. as offer agent and the Operating Agent (the "Spanish RSA"), (iv) for Italy, (a) the Receivables Sale Agreement dated 3 June 1997 (as amended on the date hereof) between Exide Italia S.r.l (the "Italian Seller"), Archimede Securitisation s.r.l., Exide Holding Europe S.A. as offer agent and the Operating Agent (the "Italian RSA") and (b) the Onward Sale Agreement (the "Italian OSA") dated as of the date hereof between Archimede Securitisation s.r.l., the Buyer and the Operating Agent, and (v) for Germany, this Agreement.

          "Originator" means each of the Sellers and any Additional Seller, in its capacity as Seller or Sub-Servicer, as the context may require.

          "Outstanding Balance" of any Receivable at any time means the then unpaid face amount thereof (including VAT) (except for purposes of determining the Default Ratio, where the unpaid face amount of any Paid Receivable which has been, or would be, written off or provided for in a Seller's books as uncollectible in accordance with the Credit and Collection Policy shall be deemed to be zero).

          "Paid Receivables" means all Purchased Receivables the Existing Receivables Purchase Price (in respect of Existing Receivables) and Future Receivables Purchase Price (in respect of Future Receivables) of which have been paid by the Buyer pursuant to the provisions of this Agreement.

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          "Payment Notification Date" is the date on which and from which the
          Sellers will notify the Account Debtors to pay to the Buyer Collection Account which shall be 1 July 2002.

          "Person" means an individual, partnership, company, body corporate, corporation, trust, unincorporated association, joint venture, government, or governmental body or agency or other entity.

          "Programme" means the revolving sale of trade receivables originated by Exide and certain Subsidiaries of Exide Europe and the funding of such revolving sale pursuant to the funding arrangements established in relation to each Origination Agreement.

          "Programme Amortisation Event" means any Early Amortisation Event under each other Origination Agreement other than an Early Amortisation Event of the type described in any of paragraphs (5),
          (7), (10), (11) or (12) of the definition "Early Amortisation Event" hereunder;

          "Programme Business Day" means any day (other than a Saturday or Sunday) on which banks are open for business in New York, London, Dublin, Paris, Frankfurt am Main, Milan and Madrid and which is a TARGET Day.

          "Programme Capital" equals, at any time, Capital aggregated among all Origination Agreements.

          "Programme Costs" means (i) the Facility Fee and (ii) all other fees set out in the Fees Letter.

          "Programme Default Ratio" as of any date, is equal to the weighted average of the Default Ratios calculated among all Origination Agreements.

          "Programme Dilution Ratio" as of any date, is equal to the weighted average of the Dilution Ratios calculated among all Origination Agreements.

          "Programme Eligible Receivables" means, on any Settlement Date, the aggregate Dollar Equivalent of the Outstanding Balance of Eligible Receivables (as that term is defined in each Origination Agreement), aggregated among all Origination Agreements which are Paid Receivables and which are to become Paid Receivables (as such term is defined in each Origination Agreement) on such Settlement Date, aggregated among all Origination Agreements.

          "Programme Loss to Liquidation Ratio" as of any date, is equal to the weighted average of the Loss to Liquidation Ratios calculated among all Origination Agreements.

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          "Programme Receivables" means the aggregate Dollar Equivalent of
          Receivables (as that term is defined in each Origination Agreement), aggregated among all Origination Agreements.

          "Programme Reserves" means the Reserves aggregated among all Origination Agreements.

          "Programme Sellers" means, collectively, all of the Affiliates of Exide Europe designated as Sellers or Originators pursuant to all of the Origination Agreements.

          "Proportionate Share" equals, at any time:

          (a) in respect of a Seller, the result of the formula: the Dollar Equivalent of all Eligible Receivables which are Paid Receivables from such Seller, divided by the Dollar Equivalent of all Eligible Receivables which are Paid Receivables; and

          (b) in respect of a Country, the result of the formula: the Dollar Equivalent of all Eligible Receivables which are Paid Receivables in the Country, divided by the Dollar Equivalent of all Eligible Receivables which are Paid Receivables (as such term is used in each Origination Agreement), aggregated among all Origination Agreements.

          "Purchase" means a purchase or purported purchase by the Buyer of a Group of Receivables from a Seller (if applicable, through the Offer Agent) pursuant to the acceptance of an offer in accordance with this Agreement.

          "Purchase Date" means the Effective Date and each Settlement Date after the Effective Date occurring before the Termination Date on which there is a Purchase of Receivables by the Buyer as contemplated by this Agreement.

          "Purchase Price" means both of the Existing Receivables Purchase Price and the Future Receivables Purchase Price.

          "Purchased Receivable" means a Receivable (whether or not an Eligible Receivable) purchased or purported to be purchased by the Buyer pursuant to the acceptance of an offer in accordance with this Agreement.

          "Quarterly Settlement Date" means, initially, the first Settlement Date falling in September 2002 and, thereafter, until the Termination Date, the first Settlement Date falling in the third calendar month following the calendar month of the immediately preceding Quarterly Settlement Date;.

          "Quotation Day" means, in relation to any Interest Period, two Business Days before the first day of that period unless market practice differs in the London

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          interbank market for Sterling, in which case the Quotation Day for that currency will be determined by the Operating Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

          "Rating Agencies" means S&P and Moody's and any such other rating agencies as may be agreed upon by the parties hereto.

          "Receivable" means the indebtedness (including VAT) owed or which will become owed by any Designated Account Debtor under a Contract arising from a sale or contract of sale of merchandise or provision or contract of provision of services by a Seller and representing part or all of the sale price of such merchandise or services and includes the right to payment of any interest or finance charges and other obligations of such Designated Account Debtor with respect thereto.

          "Records" means, in respect of any Receivable, all Contracts, correspondence, notes of dealings and other documents, books, books of account, registers, records and other information (including, without limitation, all media of data storage, including, without limitation, tapes, CD-Roms, discs, punch cards, data processing software and related property and rights) maintained (and recreated in the event of destruction of the originals thereof) with respect to such Receivable and the related Designated Account Debtor (including but not limited to any related bills of exchange (Wechsel));

          "Reference Banks" means the principal London offices of Citibank, N.A., Barclays Bank PLC and The Royal Bank of Scottland plc or such other banks as may be determined by the Operating Agent.

          "Reference Date" means each Friday or any other later date (as may be agreed from time to time between the Offer Agent (on behalf of the Sellers) and the Operating Agent) falling immediately prior to the next succeeding Determination Date.

          "Reference Period" means, initially, the period beginning on (and including) the Initial Reference Date and ending on (but excluding) the next following Reference Date and thereafter, each period from (and including) a Reference Date to (but excluding) the next following Reference Date.

          "Related Security" means with respect to any Receivable all of the Seller's interest, respectively, in any goods and work in progress (including returned or repossessed goods and work in progress) relating to the sale creating such Receivable and all insurance policies, security, deposits, guarantees, indemnities, letters of credit, bills of exchange, cheques, other negotiable

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          instruments, warranties, any ownership or retention of title (any form of einfacher verlangerter or erweiterter Eigentumsvorbehalt) and other agreements and arrangements not created or made by the Buyer supporting or securing payment of such Receivable as well as all Records relating to such Receivables.

          "Relevant Date" means the earlier of:

          (1) the date on which all Capital in respect of all Groups of Receivable is reduced to zero; and

          (2) the date on which the Outstanding Balance of all Eligible Receivables which are Paid Receivables is reduced to zero.

          "Relevant Documents" means this Agreement, the Adjustment Agreement, the Account Pledge Agreement, the Letter of Undertaking and the Fees Letter.

          "Reserves" means as of any date, the Dollar Equivalent of the sum of
          (i) the Country's Proportional Share of the sum of the Dilution Reserve, the Yield Reserve and the Foreign Currency Reserve and (ii) the lower of (a) the Country's Proportional Share of the Loss Reserve and (b) 9% of the Outstanding Balance of the Paid Receivables, (iii) the Administrative Reserve, and (iv) the Special Dilution Reserve.

          "S&P" means Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies Inc.

          "Screen Rate" means the British Bankers' Association Settlement Rate for one week Dollars displayed on the appropriate page of Telerate Screen. If the agreed page is replaced or service ceases to be available, the Operating Agent may specify another page or service displaying the appropriate rate.

          "Security Interest" means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

          "Sellers" means the persons set out as Sellers at the beginning of this Agreement and any Additional Seller made party to this Agreement in accordance with Clause 19.4, and "Seller" means any of them.

          "Seller Entitlement" means, at any time, in respect of the total amount standing to the credit of each Collection Account together with interest thereon, the portion thereof which is not attributable to or representing Collections.

          "Seller Non-Transaction Account" means in respect of each Seller, the account set opposite the relevant Seller's name in Schedule 1 Part 1, under the heading "Seller Non-Transaction Account", in each case in the name of the appropriate

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          Seller, established with the Collection Account Bank, or such other account at such branch of such bank as each Seller may from time to time specify by written notice to the Collection Account Bank with a copy to the Operating Agent.

          "Servicer" means at any time the Person then authorised pursuant to this Agreement to service, administer and collect Purchased Receivables.

          "Set-off" and "Offset" include any analogous right or claim under any applicable legal system.

          "Settlement Date" means initially, the Effective Date and thereafter, each Thursday (as may be agreed from time to time between the Offer Agent (on behalf of the Sellers) and the Operating Agent) provided that in relation to a Thursday falling in a Specified Bank Holiday Period, the Settlement Date shall be the Thursday immediately succeeding such Thursday and provided further that, if any such day is not a Programme Business Day, the Settlement Date shall be the next succeeding Programme Business Day.

          "Settlement Period" means any period beginning on (and including) a Settlement Date and ending on (but excluding) the next following Settlement Date.

          "Settlement Statement" means a statement, as of any Settlement Date, prepared by the Operating Agent substantially in the form of Schedule 3 showing (amongst other things) the amount of Receivables purchased by the Buyer during the last Settlement Period.

          "Special Dilution Reserve" means:

          (a) on each Settlement Date other than that falling immediately prior to a Deemed Settlement Date, an amount equal to the percentage, set opposite such settlement Date in Schedule 16, of the Programme Eligible Receivables on such date (including any Eligible Receivables sold or transferred on such date under or pursuant to each Origination Agreement); and

          (b) on each Settlement Date falling immediately prior to a Deemed Settlement Date, an amount determined by the Operating Agent (acting reasonably) as a reserve to cover the estimated excess of Collections to be received over Receivables which may be generated under all Origination Agreements during the two successive Reference Periods immediately succeeding such Settlement Date (such amount to be notified by the Operating Agent to the Offer Agent on the Determination Date immediately preceding such Settlement Date),

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          provided however that the Special Dilution Reserve determined in paragraph (a) or (b) above may be adjusted from time to time by the Operating Agent (acting reasonably) on the basis of actual excess of Collections received over Receivables generated based on recent history of Collections' and Receivables' generation and any expected change in the sales pattern of any Seller (including, without limitation, a reduction of the number of Designated Account Debtors and a reduction of sales to designated Account Debtors) (such adjustment amounts to be notified by the Operating Agent to the Offer Agent on the Determination Date immediately preceding such Settlement
          Date)..

          "Specified Bank Holiday Period" means the relevant calendar week:

          (a)  in which the 25th of December falls;

          (b)  in which Easter falls; and

          (c)  in which the 15th of August falls.

          "Spot Rate" means, as of any Settlement Date, the spot rate utilised under the Currency Exchange Agreement, as determined for such Settlement Date.

          "Stamp Duty" means any stamp duty, stamp duty reserve tax, registration or other transaction or documentary tax (including without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

          "Sterling" and the sign "(Pound)" each mean the lawful currency of the United Kingdom.

          "Subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

          (a) which is controlled, directly or indirectly, by the first-above-mentioned company or corporation pursuant to section 15 et seq. German Stock Corporation Act (Aktiengesetz); or

          (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-above-mentioned company or corporation; or

          (c) which is a subsidiary of another subsidiary of the first-above-mentioned company or corporation;

          and a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

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          "Summary Report" means a report as of each Determination Date or more frequently if requested by the Operating Agent, substantially in the form of Schedule 4, furnished by each Seller to the Operating Agent pursuant to Clause 11.5.

          "Summary Report Date" means each Determination Date or such other dates as the Operating Agent may request.

          "TARGET" means the Trans-European Automated Real-time Gross Settlement Express Transfer Payment System.

          "TARGET Day" means any day on which TARGET is open for the settlement of payments in Euro.

          "Temporary Adjustment Account" means the sub-account held by the Buyer with Citibank, N.A., London branch, utilised for the purposes set out in Clause 12.4, under the account number 60918971.

          "Termination Date" means (without prejudice to the unlimited right of the Buyer at any time to refuse or otherwise not to accept any Letter of Offer delivered under this Agreement with or without a cause) the earliest to occur of (1) 15 February 2004, (2) an Early Amortisation Event and (3) the US DIP Facility Termination Date.

          "Transaction" means each of the transactions contemplated by the Origination Agreements.

          "Turnover Rate" means, as of any Purchase Date, the average of each of the three most recently ended months of the Dollar Equivalent of the aggregate outstanding balance of Paid Receivables (aggregated among all Origination Agreements) as of the last day of each such month, over the average or each of the three most recently ended months of the total sales giving rise to Programme Receivables as of the last day of such month.

          "US DIP Facility Agreement" means the $250,000,000 secured superior priority debtor in possession credit agreement entered into on 15 April 2002 between Exide Technologies and certain of its Subsidiaries as debtors and debtors-in-possession, Citicorp USA, Inc. as Administrative Agent, Collateral Monitoring Agent and Arranger, Salomon Smith Barney Inc. as Sole Book Manager and Lead Manager and the lenders and issuers from time to time party thereto.

          "US DIP Facility Termination Date" has the meaning given to "Scheduled Termination Date" in the US DIP Facility Agreement.

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          "Weighted Average Term" means the weighted average term of all Paid
          Receivables, calculated on the basis of the formula: (original stated payment term of each invoice x amount of such invoice) / invoice amount.

          "Yield" will be calculated on the first Purchase Date and on each Settlement Date thereafter on the basis of the outstanding Capital as at such dates times the Yield Rate divided by 360 times the number of days elapsed in the relevant Interest Period.

          "Yield Rate" means the percentage rate per annum which is the aggregate of the applicable (i) Margin, (ii) LIBOR and (iii) Mandatory Costs Rate (if any).

          "Yield Reserve" means, as of any Settlement Date, an amount equal to the sum of (a) the product of (i) the Programme Eligible Receivables less the Defaulted Receivables (aggregated among all Origination Agreements) and (ii) the Yield Reserve Rate and (b) the product of (i) the Dollar Equivalent of the Outstanding Balance of all Paid Receivables (as aggregated among all Origination Agreements) and (ii) 0.75% (substitute servicer reserve).

          "Yield Reserve Rate" means as of any Settlement Date, the product of
          (1) two times the Turnover Rate for such date and (2) the sum of (a) one month LIBOR times 1.5 plus the Margin plus the Mandatory Costs Rate (if applicable); (b) the Currency Exchange Costs, (c) the Facility Fee; and (d) the other fees set out in the Fees Letter.

1.3       This Agreement

          Any reference to "this Agreement" or any other agreement or document shall, unless the context otherwise requires, include this Agreement or, as the case may be, that other agreement or document as from time to time amended, supplemented or novated, and any document which amends, supplements or novates this Agreement or, as the case may be, that other agreement or document. Any reference to Clauses or paragraphs in this Agreement is, subject to any contrary indication, a reference to a Clause or paragraph in this Agreement.

1.4       Origination Agreements

          All references in this Agreement to terms defined in the Origination Agreements or to amounts which are aggregated among all Origination Agreements, shall, unless the contrary is indicated or the context requires otherwise, be deemed to refer to the equivalent concepts in the Origination Agreements where the same defined term is not used.

1.5       Headings

          Headings shall be ignored in construing this Agreement.

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1.6       Time

          Save where the contrary is indicated, any reference in this Agreement to a time of day (including opening and closing of business hours) shall be construed as a reference to London time.

1.7       Time of Essence

          Time shall be of the essence in this Agreement and all documents delivered pursuant to the terms of this Agreement, subject to the prior waiver of such timing by the affected party.

1.8       Third Party Rights

          A person who is not party to this Agreement will have no rights under or in relation to this Agreement and this Agreement shall not in any way be construed as a contract for the benefit of third parties howsoever (no Vertrag zugunsten Dritter or Vertrag mit Schutzwirkung zugunsten Dritter).

1.9 Limited Recourse Provisions under Facilities Agreement and Currency Exchange Agreement

          Any amount payable hereunder by reference to amounts payable by the Buyer under the Facilities Agreement and the Currency Exchange Agreement shall be due and payable irrespective of whether the Buyer is liable to pay such amounts as a result of the limited recourse provisions contained in the Facilities Agreement and the Currency Exchange Agreement.

2.        FACILITY

          On the terms and conditions set out in this Agreement until the Termination Date, each Seller will offer and the Buyer will (i) purchase at a discount from each Seller Receivables arising under Contracts by acceptance of a Letter of Offer in accordance with the terms of this Agreement (which includes, for the avoidance of doubt, that all conditions set out in Clause 3 are satisfied) and (ii) acquire full title and ownership in such Receivables and Related Securities assigned to it.

3.        CONDITIONS PRECEDENT

3.1       To Initial Purchase

          The Initial Purchase is subject to the condition precedent that the Operating Agent receives on or before the date on which the relevant Letter of Offer may be accepted the documents and information specified in Schedule 5, each in form and substance satisfactory to the Operating Agent.

3.2       To All Purchases (including the Initial Purchase)

          Each Purchase (including the Initial Purchase) is subject to the further following conditions precedent:

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          (a)  On each Determination Date (including the Initial Offer Date)
               immediately prior to each proposed Purchase Date, the Offer Agent has delivered by electronic mail or facsimile to the Operating Agent each Accounts Receivables Trial Balance to be inputted into Enigma and, as soon as practicable thereafter but before 11.00 a.m. London time on the relevant Determination Date, the relevant Accounts Receivables Listing.

          (b) On each Purchase Date the following statements must be true and correct (and each Seller will be deemed to have so certified on such date that):

               (i) the representations and warranties of each Seller contained in this Agreement are true and correct on and as of such day as though made on such day and by reference to the then existing circumstances;

               (ii) each Seller has delivered such certificate as may be required by the Operating Agent as to such Seller's solvency;

               (iii) after the proposed Purchase the Outstanding Balance of Paid
                     Receivables which are Eligible Receivables would be at least equal to the sum of (i) aggregate outstanding Capital, (ii) applicable Accruals and (iii) Reserves in relation to outstanding Capital;

               (iv) there has been no Early Amortisation Event which has not been waived by the Operating Agent in writing;

               (v) there has been no sale by a Seller of any of its Receivables out of the ordinary course of its business without the prior written consent of the Operating Agent (this shall, for the avoidance of doubt, not apply to customary extended retention of title arrangements of the suppliers of such Seller, in which context Clause 8.12 shall apply);

               (vi) in respect of the Purchase of Receivables whose Designated Account Debtors are resident in a European Union jurisdiction other than in Germany, after the proposed Purchase, Capital in respect of such Purchased Receivables which are Paid Receivables and Eligible Receivables does not exceed 15% of the Capital in respect of all Paid Receivables which are Eligible Receivables; and

               (vii) after the proposed Purchase, Programme Capital would not exceed the Facility Limit.

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(c)  On or prior to each Settlement Date each Seller shall have complied with all of its reporting and other obligations under this Agreement, unless any such failure to comply has been waived by the Operating Agent in respect of such Settlement Date.

(d) The Operating Agent has received such other approvals, legal opinions or documents as the Operating Agent may reasonably request.

(e) The appointment of the Offer Agent by the Sellers is in full force and effect and has not been revoked or otherwise terminated.

(f) The Buyer is able to obtain appropriate funds from its currency swap counterparty under the Currency Exchange Agreement.

3.3  To All Payments of Future Receivables Purchase Price

     The payment by the Buyer of the Future Receivables Purchase Price in respect of Purchased Receivables on each Settlement Date in the manner contemplated in Clause 4.6 is subject to the fulfilment of the following conditions precedent on the relevant Settlement Date:

     (a) on each Determination Date immediately prior to each proposed Settlement Date, the Offer Agent has delivered by electronic mail or facsimile to the Operating Agent each Accounts Receivables Trial Balance to be entered into Enigma and, as soon as practicable thereafter but before 11.00 a.m. London time on the relevant Determination Date, the relevant Accounts Receivables Listing;

     (b) after the payment of the Future Receivables Purchase Price, the Outstanding Balance of Paid Receivables which are Eligible Receivables would be at least equal to the sum of (i) aggregate outstanding Capital, (ii) applicable Accruals and (iii) Reserves in relation to outstanding Capital;

     (c) there has been no Early Amortisation Event which has not been waived by the Operating Agent in writing;

     (d) in respect of the payment for a Future Receivables Purchase Price of Receivables whose Designated Account Debtors are resident in a European Union jurisdiction other than in England or Wales, after the proposed payment, Capital in respect of Paid Receivables which are Eligible Receivables does not exceed 15% of the Capital in respect of all Paid Receivables which are Eligible Receivables;

     (e) after the payment of the Future Receivables Purchase Price, Programme Capital would not exceed the Facility Limit;

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     (f)  the appointment of the Offer Agent by the Sellers is in full force and effect and has not been revoked or otherwise terminated;

     (g) on or prior to each Quarterly Settlement Date, the Operating Agent has received a Directors' Certificate from each Seller; and

     (h) the Buyer is able to obtain appropriate funds from its currency swap counterparty under the Currency Exchange Agreement.

3.4 To any Purchase and any payment for Future Receivables from the Payment Notification Date

         Any purchase of Receivables and payment for Future Receivables from the Payment Notification Date is, in addition to the conditions set out in Clause 3.2 and 3.3 subject to the following conditions precedent on the relevant Settlement Date:

     (a) each Seller has provided evidence to the Operating Agent that it has given to each Designated Account Debtor by way of registered letter notice of assignment and instructions in the form set out in Schedule 11 Part 1 to make all the payments in respect of Receivables to the credit of the Buyer Collection Account and that similar instructions to this effect in the form set out in Schedule 11 Part 2 have been inserted in each of the invoices to be addressed to such Designated Account Debtors; and

     (b) the Buyer Collection Account shall have been opened with mandates satisfactory to the Operating Agent.

3.5 To any Purchase and any payment for Future Receivables from the date falling three months after the date of this Agreement

     Any purchase of Receivables and payment for Future Receivables from the date falling three months after the date of this Agreement is, in addition to the conditions set out in Clause 3.2, 3.3 and 3.4 subject to the conditions precedent that either (a) each Originator shall have obtained from the competent courts either (i) a servicer licence under the German Act on the Rendering of Legal Advice (Rechtsberatungsgesetz) in respect of the Transaction or (ii) a binding confirmation that an existing servicer licence by such Originator effectively applies to the Transaction, and that the Operating Agent shall have received from such Originator a certified copy of such licence or binding confirmation, as the case may be, or (b) the German Act on the Rendering of Legal Advice (Rechtsberatungsgesetz) effectively shall have been amendend to exclude companies that have sold receivables during the course of their respective business from the requirement of obtaining a servicer licence for the collection of such receivables.

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3.6  New Forms of Contracts

     The Operating Agent shall, as soon as reasonably practicable after submission to it of a form of Contract other than the form set out in
     Schedule 7, notify the relevant Seller as to whether it approves of the form for the purposes of paragraph (9) of the definition of "Eligible Receivable", such approval not to be unreasonably withheld. In considering whether to approve such other form of Contract, the Operating Agent may, as a condition of considering whether to give its approval, take such legal advice as it deems appropriate, including, without limitation, advice from German legal counsel (Rechtsanwalte), and all related costs, charges, and expenses (including without limitation reasonable legal fees, disbursements and VAT thereon) shall be for the account of the relevant Seller.

4.   PURCHASES

4.1  Making Offers

     The  Offer Agent on behalf of each Seller, by 11:00 a.m., London time:

     (a) shall, on the Initial Offer Date, deliver to the Operating Agent, acting on behalf of the Buyer, a Letter of Offer by facsimile (and shall send the original Letter of Offer to an Operating Agent's office outside the United Kingdom (as the Operating Agent may direct the Offer Agent from time to time) by ordinary post on the day it is delivered by facsimile) substantially in the form of Schedule 6 Part 1 (a "Letter of Offer") in respect of the assignment of:

          (i) all Existing Receivables (if any) in respect of a Designated Account Debtor on the Initial Offer Date specified in such Letter of Offer as in existence as at (but excluding) the Initial Reference Date;

          (ii) all Future Receivables (if any) in respect of a Designated Account Debtor on the Initial Offer Date which are not specified in the Letter of Offer and which have come or will come into existence from (and including) the Initial Reference Date to (but excluding) the Effective Date; and

          (iii) all Future Receivables (if any) in respect of a Designated Account Debtor which will come into existence from (and including) the Effective Date to (but excluding) the next Settlement Date, such Initial Letter of Offer to specify (1) the proposed Purchase Date of the Receivables in respect of which such Initial Letter of Offer is delivered and (2) the Outstanding Balance of the Receivables (if any) set out in 4.1(a)(i) above and the Existing Receivables Purchase Price with

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          respect thereto, as computed by the Operating Agent. The computation of the Existing Receivables Purchase Price by the Operating Agent shall, in the absence of manifest error, be deemed to be conclusive;

     (b) may, on any Offer Date subsequent to the Initial Offer Date and falling prior to the Termination Date, nominate a new Account Debtor to be a Designated Account Debtor (and if one new Account Debtor is so designated, all new Account Debtors will, unless the Operating Agent agrees otherwise, be so designated) (an "Additional Designated Account Debtor");

     (c) shall, on any Offer Date subsequent to the Initial Offer Date, deliver to the Operating Agent, acting on behalf of the Buyer, a Letter of Offer by facsimile (and shall send the original Letter of Offer to an Operating Agent's office outside the United Kingdom (as the Operating Agent may direct the Offer Agent from time to time)) by ordinary post on the day it is delivered by facsimile) substantially in the form of
          Schedule 6 Part 1 in respect of the assignment of:

          (i) all Future Receivables (if any) in respect of each Designated Account Debtor (including, for the avoidance of doubt, each Additional Designated Account Debtor) which will come into existence during the immediately succeeding Settlement Period; and

          (ii) in relation to each Additional Designated Account Debtor (if any) on such Offer Date:

               (1) all Existing Receivables (if any) in respect of such Additional Designated Account Debtor specified in such Letter of Offer as in existence as at (but excluding) the immediately preceding Reference Date; and

               (2) all Future Receivables (if any) in respect of an Additional Designated Account Debtor which are not specified in the Letter of Offer and which have come or will come into existence from (and including) the Reference Date immediately preceding such Offer Date to (but excluding) the immediately succeeding Settlement Date, such Letter of Offer to specify (i) the proposed Purchase Date of the Receivables in respect of which such Letter of Offer is delivered and (ii) the Outstanding Balance of the Existing Receivables (if any) set out in Clause 4.1(c)(ii)(1) above and the Existing Receivables Purchase Price with respect thereto. The

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               Operating Agent shall compute the Existing Receivables Purchase
               Price in accordance with this Agreement and the computation of the Existing Receivables Purchase Price by the Operating Agent shall, in the absence of manifest error, be deemed to be conclusive.

     (d)  Specification of Receivables and Related Security

          The relevant Seller shall be under the obligation to specify in accordance with Clause 4.8 (i) all Receivables the subject of a Letter of Offer and (ii) to the extent practicable all Related Security.

4.2  Offer

     The delivery of the Letter of Offer by facsimile shall be irrevocable and will constitute an offer by each relevant Seller to sell to the Buyer each of (i) the Existing Receivables (if any) designated pursuant to Clause 4.8 and the Related Security with respect thereto for the Existing Receivables Purchase Price applicable to such Existing Receivables as set out in the Letter of Offer and (ii) the Future Receivables (if any) designated pursuant to Clause 4.8 and the Related Security with respect thereto for an amount of Euro 10 in cash (the "Acceptance Fee") plus the Future Receivables Purchase Price in accordance with Clause 4.7 of this Agreement.

4.3  Acceptance

     The Buyer will, subject to the satisfaction of the conditions precedent as set out in Clause 3 above, accept a Letter of Offer with respect to both
     (a) all Existing Receivables referred to in such Letter of Offer and (b) all Future Receivables referred to in such Letter of Offer by way of either
     (x) payment in full of the Existing Receivables Purchase Price relating to such Existing Receivables and the Acceptance Fee (which Acceptance Fee shall be paid in cash) in accordance with Clause 4.5 or (y) by way of delivery of a written Letter of Acceptance substantially in the form of
     Schedule 6 Part 2.

4.4  Transfer and assignment of Receivables and Related Security

     (a)  Automatic Transfer of Receivables and Related Security

          Upon the acceptance of a Letter of Offer all Receivables (regardless of whether or not such Receivables qualify as Eligible Receivables) and the Related Security the subject of such Letter of Offer shall be sold and assigned to the Buyer and title and interest thereto shall pass from the relevant Seller to the Buyer after the Purchase Price and the Acceptance Fee have either been paid or after both have otherwise been fulfilled (erfullt) by the Buyer.

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     (b)  Additional Duty to Transfer Receivables and Related Security/ Treuhand

          If any Receivable and/or Related Security is not transferred for any reason as provided in Clause 4.4(a) and/or 4.4(c), the relevant Seller shall be obliged to take all actions necessary for the effective transfer of such Receivable and/or Related Security without undue delay and at its own expense (and shall in particular be obliged to endorse in blank any cheques or bills of exchange relating to such Purchased Receivable and/or Related Security). The relevant Seller shall indemnify the Buyer and/or the Operating Agent against any loss or expense incurred by the Buyer and/or the Operating Agent, acting on behalf of the Buyer, as a result of the failure to transfer the same in accordance with Clause 4.4(a) and/or 4.4(c), as applicable. Until any such full transfer and assignment of Purchased Receivables and/or Related Security is fully effected and legally valid and binding, the relevant Seller shall hold such Receivable and/or Related Security (which by failure of their transfer and/or their assignment and contrary to the intentions of this Agreement legally remains the Eigentum (property) of such Seller) as a Treuhander for the account of the Buyer. All Collections in respect of any such Receivables received by a Seller shall, pending their application to the Buyer Account, be held on trust for and to the order of the Buyer. Without detriment to the foregoing and the generality of Clause 16.3, for the avoidance of doubt, in the event of the Buyer having any right hereunder to receive indemnification, this shall not be subject in any way to a right of the Seller to subsequent performance (Nachbesserung) but the Buyer shall immediately be entitled to liquidate its claim arising therefrom against the Seller.

     (c)  Transfer of Related Security

          To the extent that title to the Related Security cannot be transferred by mere agreement between a Seller and the Buyer as provided above in Clause 4.4(a), the Sellers and the Buyer agree that:

          (i)  insofar as Related Security governed by German law is concerned:

               (1) any transfer of possession (Ubergabe) necessary to transfer title in a Related Security, in particular in relation to cheques, bills of exchange or any form of retained title (Vorbehaltseigentum), is replaced by, as the case may be:

                    - in case that the Seller has direct possession (unmittelbaren Besitz) in the relevant objects over which the security is created, the Seller holding the

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                    -    relevant chattel in custody for the Buyer free of
                         charge (unentgeltliche Verwahrung); and/or

                    - in case that the Seller has indirect possession (mittelbaren Besitz) or otherwise a claim for return (Herausgabeanspruch) of or to the relevant objects over which the security is created, assigning hereby to the Buyer all claims for return (Abtretung des Herausgabeanspruchs) against the relevant persons which are in actual possession of such chattel;

               (2) any notice to be given in order to effect transfer of title shall immediately be given by the relevant Seller in such form as the Operating Agent requires and the Sellers hereby agree that if the relevant Seller fails to give such notice, the Operating Agent is hereby irrevocably authorised to give such notice on behalf of such Seller; and

               (3) any other thing to be done or form or registration to be effected shall be immediately done and effected by the relevant Seller at its own cost; and

          (ii) insofar as Related Security governed by the laws of any other jurisdiction is concerned:

               (1) the relevant Seller shall do all acts and things at its own cost which, under applicable law, are necessary to be done in order to effect transfer of title; and

               (2) insofar as applicable law does allow, sub-paragraphs 4.4(c)(i)(1) to 4.4(c)(i)(3) shall apply mutatis mutandis to such Related Security.

4.5  Method of Payment in relation to acceptance of a Letter of Offer

     If the Buyer wishes to accept a Letter of Offer by way of payment, it will do so by way of making payment in full of the Existing Receivables Purchase Price in respect of Existing Receivables (if any) referred to in such Letter of Offer and the Acceptance Fee in respect of Future Receivables referred to in such Letter of Offer on the immediately succeeding proposed Purchase Date in the currency and funds specified in Clause 7.2 and (subject to the provisions of Clause 12.3 in respect of the Existing Receivables Purchase Price in relation to Existing Receivables offered on any Offer Date other than the Initial Offer Date) to the account specified in Clause 7.3.

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4.6   Confirmation of Receipt of the Purchase Price

      The relevant Seller shall always confirm the receipt of the relevant Purchase Price by sending a receipt to the Operating Agent substantially in the form set out in Schedule 6, Part 3.

4.7 Covenant for Payment in respect of Purchased Receivables which are Future Receivables

      In consideration of the sale and assignment by the relevant Seller of Future Receivables (which Receivables have been automatically assigned pursuant to Clause 4.4(a)), the Buyer shall (subject to the conditions set out in Clause 3), on each Settlement Date, pay in full the Future Receivables Purchase Price (as calculated by the Operating Agent in accordance with this Agreement) in respect of Future Receivables having come into existence during the Reference Period immediately preceding such Settlement Date in the currency and funds specified in Clause 7.2 and (subject to the provisions of Clause 12.3) to the account specified in Clause 7.3. The computation of the Future Receivables Purchase Price by the Operating Agent shall, in the absence of manifest error, be deemed to be conclusive.

4.8   Determination of Receivables and Related Security

      No later than 11:00 a.m. on the Initial Offer Date and thereafter on each Determination Date immediately preceding a Settlement Date, the Offer Agent will, on behalf of the Sellers, deliver to the Operating Agent (or as the Operating Agent may direct) the Accounts Receivables Listing generated in relation to such Settlement Date specifying, inter alia,:

4.8.1 on the Initial Offer Date:

      (a)  the Initial Reference Date;

      (b)  each Designated Account Debtor;

      (c) each Existing Receivable which is the subject of the Letter of Offer delivered on the Initial Offer Date and the Seller thereof;

      (d)  each of such Existing Receivables which is an Eligible Receivable;

      (e) the Outstanding Balance of such Existing Receivables which are Eligible Receivables as at (but excluding) the Initial Reference Date and the Seller thereof;

      (f) the Seller of the Future Receivables referred to in the Letter of Offer delivered on the Initial Offer Date; and

      (g)  to the extent practicable all Related Security.

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4.8.2    on each subsequent Determination Date:

         (a)  the relevant Reference Date;

         (b) each Additional Designated Account Debtor (if any) the Existing Receivables of which are subject of a Letter of Offer on such Determination Date;

         (c) each Existing Receivable from such Additional Designated Account Debtor which are the subject of a Letter of Offer on such Determination Date and the Seller thereof;

         (d)  each of such Existing Receivables which is an Eligible
              Receivable;

         (e) the Outstanding Balance of such Existing Receivables which are Eligible Receivables as at (but excluding) the immediately preceding Reference Date and the Seller thereof;

         (f) each Purchased Receivable which is a Future Receivable which has come into existence during the Reference Period immediately preceding such Determination Date and the Seller thereof;

         (g) each of such Purchased Receivables set out in 4.8.1(f) above which is an Eligible Receivable as at (but excluding) the Reference Date immediately preceding such Determination Date;

         (h) the Outstanding Balance of such Purchased Receivables which are Eligible Receivables as at (but excluding) the Reference Date immediately preceding such Determination Date and the Seller thereof; and

         (i) the Seller of the Future Receivables referred to in any Letter of Offer delivered on such Determination Date.

4.9      Perfection

         Subject to Clause 13, each of the Seller, the Offer Agent and the Buyer will take all such steps and comply with all such formalities as may be required by the Buyer to perfect or more fully to evidence or secure title to the Receivables assigned (or purported to be assigned) pursuant to Clause 4.

4.10     Delegation of Powers of Operating Agent

         The Operating Agent hereby delegates to the Offer Agent its obligations to compute the Existing Receivables Purchase Price and Future Receivables Purchase Price under this Clause 4, which delegation is irrevocably accepted by the Offer Agent and each Seller. The Offer Agent shall notify the Operating Agent of all calculations made by it under this Clause 4. The Operating Agent

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         may revoke this delegation in writing at any time and may override any computation made by the Offer Agent if it reasonably deems such computation to be false.

4.11     Appointment of Offer Agent

4.11.1 Exide Europe is hereby appointed by each Seller as Offer Agent to make offers to the Buyer on behalf of each such Seller pursuant to the terms hereof and perform all the related functions and Exide Europe hereby accepts such appointment as Offer Agent on the terms and subject to the conditions of this Agreement.

4.11.2 Each Seller agrees that the Buyer and the Operating Agent shall be entitled to assume without further enquiry that performance by the Offer Agent purportedly on behalf of such Seller is duly authorised and undertaken on behalf of such Seller.

4.11.3 Exide Europe may not resign its appointment as Offer Agent without the consent of the Operating Agent on behalf of the Buyer.

4.12     Appointment of Deutsche Exide GmbH

4.12.1 Deutsche Exide GmbH is hereby appointed by each other Seller as its agent to receive, for and on behalf of such Seller, any payment to be made hereunder by the Buyer which is attributable to such Seller and Deutsche Exide GmbH hereby accepts such appointment on the terms and subject to the conditions of this Agreement;

4.12.2 Each Seller other than Deutsche Exide GmbH agrees that any payment made to Deutsche Exide GmbH shall constitute performance by the Buyer of its payment obligations and the Buyer shall not concern itself as to how Deutsche Exide GmbH deals with the payment to such Seller and how amounts paid in respect of any Letter of Offer are distributed between each such Seller.

4.12.3 Deutsche Exide GmbH may not resign from its appointment under this Clause 4.12 without the consent of the Operating Agent.

5.       COLLECTIONS AND SETTLEMENT

5.1      Collection of Receivables

5.1.1    Prior to an Early Amortisation Event, each Servicer shall:

         (a) on each Local Business Day prior to the Payment Notification Date, deposit and cause each Designated Account Debtor to deposit all Collections of Purchased Receivables to the relevant Collection Account;

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         (b)  on each Local Business Day from the Payment Notification Date, deposit and cause each Designated Account Debtor to deposit all Collections of Purchased Receivables to the Buyer Collection Account; and

         (c) on each Settlement Date (subject to Clause 12.3) transfer all Collections received since the last Settlement Date to the Buyer Account.

5.1.2 Upon demand of the Operating Agent, each Servicer shall set aside and hold in trust for the Buyer all Collections received by it and immediately deposit such Collections to the Buyer Account.

5.1.3 The Operating Agent shall issue a Settlement Statement to the Offer Agent (on behalf of the Sellers) within two Programme Business Days after each Settlement Date in relation to the Settlement Period which ended on that Settlement Date.

5.1.4 It is the clear intention of all parties that the question of a Seller or Servicer collecting or not collecting (for any reason whatsoever) the Purchased Receivables and Related Security shall not impact on the validity or enforceability of this Agreement as such, in particular, without limitation, the purchase arrangements hereunder.

5.2      Settlement Procedures prior to Termination Date

         Prior to the Termination Date the procedures described in this Clause shall apply.

5.2.1    On each Determination Date the Operating Agent shall calculate:

         (a)  Capital as at the forthcoming Settlement Date; and

         (b) Yield and Programme Costs in respect of the Capital as at the forthcoming Settlement Date.

5.2.2 On each Settlement Date the Operating Agent shall cause to be paid from the Buyer Account in the following order of priority:

         (a) to the Buyer, Yield and the Country's Proportionate Share of Programme Costs in respect of the Interest Period ending on that Settlement Date;

         (b) to each Seller, (i) (on the date of the Initial Purchase) the Existing Receivables Purchase Price for the Existing Receivables offered for Purchase on the Initial Offer Date and the Acceptance Fee in respect of all Future Receivables offered for Purchase on such Initial Offer Date and (ii) (on any Settlement Date thereafter) the Acceptance Fee for all Future Receivables offered for Purchase on the immediately preceding Offer Date and, to the extent such amounts are not satisfied by way of

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                    set-off pursuant to Clause 12.3, the Existing Receivables
                    Purchase Price for all Existing Receivables (if any) offered for Purchase on the immediately preceding Offer Date and the Future Receivables Purchase Price for all Purchased Receivables (which were Future Receivables) which have come into existence during the immediately preceding Reference Period;

               (c) to the credit of a bank account with Citibank, N.A., London branch, at the Operating Agent's discretion and in accordance with Clause 6.4, amounts towards the Administrative Reserve;

               (d) to the Buyer, such amounts as determined by the Operating Agent as are required to repay Programme Capital and result in the Programme Reserves being equal to the amount calculated pursuant to Clause 5.2.3; and

               (e) to each Seller, its Proportionate Share of all amounts standing to the credit of the Buyer Account after payment of the amounts set forth in (a), (b), (c) and (d) above, as provided in the Adjustment Agreement.

         5.2.3 On each Determination Date, the Operating Agent shall calculate the Reserves and the Programme Reserves required in respect of that Settlement Period commencing on the next following Settlement Date.

         5.3   Settlement Procedures after Termination Date

               On the Termination Date and each day thereafter, the procedures described in this Clause 5.3 will be applicable for all Purchased
               Receivables:

               (a) On each Settlement Date, the Operating Agent shall cause to be paid from the Buyer Account to the Buyer all amounts standing to the credit of the Buyer Account.

               (b) When the Operating Agent notifies each Seller that Programme Capital has been reduced to zero and all Yield (as aggregated among all Origination Agreements), Programme Costs and other fees due under this Agreement (including the fees payable under the Fees Letter) have been paid, then an amount equal to the Seller's Proportionate Share of any future Collections on Purchased Receivables shall be remitted by the Buyer to each Seller as provided in the Adjustment Agreement.

         5.4   Adjustments and Allowances

               (a) If on any day the Outstanding Balance of any Paid Receivable is either (a) reduced or adjusted as a result of any defective, rejected, repossessed or returned goods or services or any cash discount (whether commercial,

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               financial or otherwise), rebate or other adjustment made by the
               Seller or any other Person, or (b) reduced or cancelled as a result of a set off or by agreement in respect of any claim by the Designated Account Debtor thereof against any Seller or any other Person (whether such claim arises out of the same or another transaction) (including without limitation any change in the due date for payment of any Paid Receivable otherwise than with the prior consent of the Operating Agent), such Seller will be deemed to have received on such day a Collection of such Paid Receivable in the amount of such reduction, adjustment or cancellation and shall credit such amount to the Buyer Account by way of indemnity.

          (b) If on any day any of the representations or warranties in Clause 8 is no longer true with respect to a Paid Receivable, the relevant Seller will be deemed to have received on such day a Collection of such Paid Receivable equal to its original Outstanding Balance less any Collections previously received with respect thereto and shall credit to the Buyer Account an amount equal to such deemed Collection by way of indemnity.

          (c) If any Existing Receivable expressed to be an Eligible Receivable in the relevant Accounts Receivables Listing was not an Eligible Receivable at the time of Purchase or any Future Receivable expressed to be an Eligible Receivable in the relevant Accounts Receivables Listing was not an Eligible Receivables on the Settlement Date on which the Future Receivable Purchase Price was paid in respect of such Future Receivable, on the date such fact becomes known to any Seller, such Seller will be deemed to have received a Collection of such Paid Receivable equal to its original Outstanding Balance less any Collections previously received with respect thereto and shall credit to the Buyer Account an amount equal to such deemed collection by way of indemnity.

          (d) If, following any payment in respect of a deemed Collection of a Paid Receivable pursuant to Clause 5.4(a), (b) and (c) above, the Buyer shall receive any further Collections in respect of such Paid Receivable, the Buyer shall (provided the Termination Date has not yet occurred) pay to the relevant Seller an amount or amounts equal to such further Collections by way of repayment of indemnity.

5.5       Application of Collections

          Any payment by a Designated Account Debtor in respect of any indebtedness owed by it to a Seller and any credits in respect of defective, rejected, repossessed or returned goods or other non cash items of a Designated Account Debtor will, except as otherwise specified in writing by such Account Debtor or

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         otherwise required by contract or law and unless otherwise instructed by the Operating Agent, be applied as a Collection of Purchased Receivables of such Designated Account Debtor, in the order of the age of such Purchased Receivables, starting with the oldest such Purchased Receivables, to the extent of any amounts then due and payable thereunder before being applied to or in respect of any other indebtedness of such Designated Account Debtor.

5.6      Sellers' obligations joint and several

         All obligations, covenants, indemnities, representations and warranties of, given or made by any Seller under the Relevant Documents (in any of its capacities under the Relevant Documents) are joint and several with those of any other Seller (in any of its capacities under the Relevant Documents).

6.       FEES, COSTS AND ADMINISTRATIVE RESERVE

6.1      Servicer Fees

         Until the later of the Termination Date and the Relevant Date, for any period during which a Seller or an Affiliate of the Seller is not a Servicer (or a Sub-Servicer), such Seller will pay the Buyer, upon its demand, a servicing fee as determined by the Operating Agent, not exceeding 110% of the fees, costs and expenses, plus value added tax (if applicable), charged by the substitute Servicer in performing such function.

6.2      Costs and Expenses

         Each Seller agrees to pay on demand of the Operating Agent all reasonable costs and expenses incurred by the Operating Agent in connection with the preparation, execution and delivery of the Relevant Documents and the other documents to be delivered pursuant to the Relevant Documents or in connection therewith, such costs and expenses to include, without limitation, the reasonable fees and out-of-pocket expenses of legal advisers (plus VAT thereon) to the Buyer and the Operating Agent with respect thereto and with respect to advising the Buyer and the Operating Agent as to their respective rights and remedies under this Agreement, and all costs and expenses, if any (including legal fees and expenses plus VAT thereon), in connection with the enforcement of the Relevant Documents, the other documents to be delivered pursuant to the Relevant Documents or in connection therewith and the Purchased Receivables.

6.3      Duties and Taxes

         In addition, each Seller will pay on demand of the Operating Agent any sales, excise, registration and other taxes, duties and fees payable in connection with the execution, delivery, filing or recording of the Relevant Documents or the purchase, assignment or reassignment of Receivables under or pursuant to the Relevant Documents or the other documents to be delivered under the Relevant Documents or in any way connected with any transaction contemplated by the

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         Relevant Documents (including, for the avoidance of doubt, any
         Gewerbesteuer to which the Buyer may or may not become liable in Germany pursuant to the Relevant Documents and the transactions contemplated thereby or their refinancing). Each Seller agrees to indemnify the Operating Agent and the Buyer on demand of the Operating Agent against any liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, duties or fees.

6.4      Administrative Reserve

         The Operating Agent may, on any Settlement Date, arrange that an amount of Collections is paid from the Buyer Account to a bank account with Citibank, N.A., London branch (the "Administrative Reserve Account") pursuant to Clause 5.2.2 above in order to be build-up or, as the case may be, maintain the Administrative Reserve, which may be utilised for the purposes specified in this Clause 6.4. Funds standing to the credit of the Administrative Reserve Account may only be used to pay any costs, fees and expenses in connection with the verification, recovery and enforcement by the Buyer of Purchased Receivables in the event of
         (i) the Insolvency of the relevant Seller and (ii) the relevant court holding that title to any of the Purchased Receivables originated by such Seller has not passed to the Buyer in the manner contemplated in this Agreement.

6.5      Default Interest

         The Offer Agent (on behalf of each Seller and Servicer) shall pay to the Operating Agent or, as the case may be, the Buyer, interest (as well after as before judgment) on all amounts owed by the Offer Agent and/or a Seller not paid or repaid when due (fallig) under this Agreement at the statutory default interest rate (Verzugszinssatz) applicable from time to time pursuant to Section 288 of the German Civil Code (Burgerliches Gesetzbuch).

6.6      Computations

         All computations of interest and fees shall be made on the basis of a year of 360 days for any currency other than Sterling and 365 days in the case of Sterling for the actual number of days (including the first but excluding the last day) elapsed.

6.7      Computation of Time Periods

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

7.       PAYMENTS AND COMPUTATIONS, ETC.

7.1      Mechanics

         All amounts to be paid to or deposited with the Operating Agent for its own account or for the account of the Buyer by any Seller and/or the Servicer under

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         this Agreement shall be paid or deposited no later than 12:00 noon
         (local time in the place of payment) on the day when due in immediately available same day funds to the relevant account specified below.

7.2      Currency

         All amounts payable by a Seller and/or Servicer under this Agreement to the Operating Agent for its own account or for the account of the Buyer shall be paid in Euro or, where such payments relate to a Purchased Receivable, in the currency of such Purchased Receivable (or any other currency which is agreed from time to time between the Offer Agent and the Operating Agent). All amounts payable by the Buyer under this Agreement shall be paid in the currency specified herein and the Existing Receivables Purchase Price and Future Receivables Purchase Price amounts payable by the Buyer under this Agreement shall be paid in the currency of the Purchased Receivables.

7.3      Accounts

         Any amounts payable under this Agreement shall be remitted to the following accounts:

         (a)  if to a Seller, the relevant Seller Non-Transaction Account;

         (b)  if to the Buyer to the Buyer Account; and

         (c) if to the Operating Agent for its own account, Account No. 83267 (Sort Code 18-50-08) with Citibank, 336 Strand, London WC2R 1HB.

7.4      Grossing Up

         To the fullest extent permitted by law, each Seller (in each of its capacities under the Relevant Documents) will make all payments under this Agreement regardless of any defence or counterclaim. Further, if such Seller (in each of its capacities under the Relevant Documents) in its individual capacity or as Servicer, is compelled by law to make any deductions or withholdings from any payments pursuant to the Relevant Documents, including, without limitation, payments in respect of Receivables or Collections, such Seller will pay such additional amounts as may be necessary in order that the net amount received by the Operating Agent or the Buyer after such deductions or withholdings (including any required deduction or withholding on such additional amounts) will equal the amount that the Operating Agent or the Buyer (as appropriate) would have received had no such deductions or withholdings been made. Each relevant Seller will provide the Operating Agent with evidence satisfactory to the Operating Agent that it has paid such deductions or withholdings.

7.5      Appropriation of Payments

         Regardless of any appropriation by any Seller or Servicer, the Operating Agent shall determine the appropriation of any payment to it for the account of the

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         Buyer to any amount to be paid to or deposited with it for the account of the Buyer by such Seller and/or Servicer under this Agreement.

8.       REPRESENTATIONS AND WARRANTIES OF EACH SELLER AND EXIDE EUROPE

         Each of the Sellers (in each of its capacities under the Relevant Documents) and Exide Europe represents and warrants to the Buyer and the Operating Agent, in each case in relation to the matters relating to itself, as of the Effective Date, as follows:

8.1      Incorporation

         Each Seller and Exide Europe is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation or organisation.

8.2      Seller Power and Authority

         Each Seller has full power and authority to effect, and has taken all necessary action to authorise, the execution, delivery and performance by it of the Relevant Documents to which it is a party and all other instruments and documents to be delivered by it under the Relevant Documents to which it is a party, and the transactions contemplated by the Relevant Documents to which it is a party.

8.3      Exide Europe Power and Authority

         Exide Europe has full power and authority to effect, and has taken all necessary action to authorise, the execution, delivery and performance by it of the Relevant Documents to which it is a party and all other instruments or documents to be delivered under the Relevant Documents to which it is a party, and the transactions contemplated by the Relevant Documents to which it is a party.

8.4      Non-Violation

         The execution, delivery and performance by each Seller and Exide Europe of the Relevant Documents to which it is a party and all other instruments and documents to be delivered pursuant to the Relevant Documents to which it is a party and all transactions contemplated by the Relevant Documents to which it is a party:

         (a) do not contravene (i) any Seller's or Exide Europe's memorandum or articles of association (or analogous constitutive documents), (ii) any law, rule or regulation applicable to any Seller or Exide Europe, (iii) any material contractual restriction contained in any agreement or instrument binding on or affecting any Seller or its assets or Exide Europe or Exide Europe's assets, or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting any Seller, or any of the Seller's assets or Exide Europe or Exide Europe's assets;

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         (b)    do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Seller's or Exide Europe's assets or undertaking; and

         (c) will not constitute a breach of, nor give rise to any actual or potential event of default under, any Debt of any member of the Exide Europe Group, or under any document relating to such Debt.

8.5      Consents

         No consent, authorisation, approval, notice or filing is required (or, if required, which has not been obtained on a timely basis) for the due execution, delivery or performance by each Seller Exide Europe of the Relevant Documents to which it is a party or any other document to be delivered in connection with the Relevant Documents to which it is a party or for the transactions contemplated by the Relevant Documents to which it is a party.

8.6      Obligations Binding

         Each of the Relevant Documents to which it is a party constitutes the legal, valid, binding and enforceable obligation of each Seller and Exide Europe.

8.7      Accounts

         The most recent audited annual accounts of each Seller and Exide Europe, copies of which have been furnished to the Operating Agent, present a true and fair view of the financial condition of such Seller and its consolidated Subsidiaries (if any) or Exide Europe and its consolidated Subsidiaries (if any), as applicable, as at that date and the results of the operations of such Seller and those Subsidiaries, or Exide Europe and those Subsidiaries, as applicable, for the period ended on that date, all in accordance with generally accepted accounting principles consistently applied.

8.8      No Material Adverse Change to Seller

         Since the date of this Agreement, there has been no change in the business or financial condition of such Seller which may materially adversely affect the ability of such Seller to perform its obligations under the Relevant Documents to which it is a party.

8.9      No Material Adverse Change to Exide Europe Group

         Since the date of this Agreement, there has been no change in the business or financial condition of the Exide Europe Group which may materially adversely affect the ability of Exide Europe to perform its obligations under the Relevant Documents to which it is a party.

8.10     No Litigation

         There are no actions, suits or proceedings current or pending, or to the knowledge of any Seller threatened, against or affecting such Seller or its

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         Subsidiaries (if any) or any of their respective assets, or Exide
         Europe or Exide Europe's assets, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect the financial condition of such Seller and its Subsidiaries taken as a whole or Exide Europe, or materially adversely affect the ability of such Seller to perform its obligations under the Relevant Documents to which it is a party.

8.11     No Default

         No Seller nor Exide Europe or any of its Subsidiaries is in default with respect to any order of any court, arbitrator or governmental body, excluding defaults with respect to orders of governmental agencies which are not material to the business or operations of such Seller, Exide Europe or any of its Subsidiaries and would not materially adversely affect the ability of such Seller, Exide Europe or any of its Subsidiaries to perform its obligations under the Relevant Documents or the ability of Exide Europe to perform its obligations under the Letter of Undertaking.

8.12     No Adverse Claim

         Each Receivable will, together with the Contract related thereto, at all times be owned by such Seller with the exception of customary retention of title claims of any suppliers of the relevant Seller be free and clear of any Adverse Claim, and upon each Purchase and in accordance with Clause 4.4(a) of this Agreement, the Buyer will acquire full equitable and beneficial title and ownership to and of each such Receivable and the Related Security then existing or thereafter arising free and clear of any Adverse Claim (except, for the avoidance of doubt, as excluded above).

         Notwithstanding the foregoing, each Seller shall provide that no extended retention of title clauses (verlangerter or erweiterter Eigentumsvorbehalte), or similar clauses which provide for an assignment of Receivables to the supplier exist, unless the relevant contractual arrangements between such Seller and its supplier containing such retention of title clauses or similar clauses do not prevent such Seller (expressly or impliedly) to sell and validly assign the relevant Receivables in the manner provided under and pursuant to this Agreement. Furthermore, in such cases the relevant Seller warrants that it will duly pay the relevant suppliers. Where supplies have been purchased by a Seller subject to retention of title and/or ownership rights due to manufacturing clauses of the suppliers of such Seller, such Seller (upon the sale to the Buyer of a Receivable which arises in relation to the sale of a good to an Account Debtor which is subject to the retention of title and/or ownership rights due to manufacturing clauses of the suppliers of such Seller) shall put the Buyer economically into the same position as if the goods had been owned by such Seller.

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8.13     Performance of Contracts

         All goods and services to which each Purchased Receivable relates have been delivered and performed and all requirements of such Contract concerning the nature, amount, quality, condition or delivery of the goods or services, or upon which payment of the Purchased Receivable may be dependent, have been fulfilled in all material respects.

8.14     Information

         None of the information and reports (including but not limited to each portfolio profile and each Summary Report) furnished or to be furnished (whether by way of computerised data or otherwise) by such Seller (in any of its capacities under the Relevant Documents) or Exide Europe, to the Operating Agent or Exide Europe, as applicable, is inaccurate in any material respect (except as otherwise disclosed to the Operating Agent at the time of delivery) as of the date so furnished, or contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

8.15     Place of Business

         The principal place of business and registered office of each Seller is as set forth in Schedule 1 or at such other location(s) approved by the Operating Agent (such approval not to be unreasonably withheld or delayed).

8.16     Location of Books

         The offices where each Seller keeps all its books, records and documents evidencing Receivables and Collections or the related Contracts are at the locations set forth in Schedule 1 or at such other location(s) approved by the Operating Agent (such approval not to be unreasonably withheld or delayed).

8.17     Location of Bank Accounts

         The bank accounts to which each Seller has directed the Designated Account Debtor to remit payments for the Receivables are (i) prior to the Payment Notification Date the Collection Accounts set out in
         Schedule 1 hereto and (ii) thereafter the Buyer Collection Account.

8.18     No Winding-Up

         No step has been taken or is intended by any Seller, Exide Europe or, to the best of such Seller's or Exide Europe's knowledge, by any other Person for such Seller's or Exide Europe's winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of such Seller or Exide Europe on all or any of its assets.

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8.19     No Breach

         There has been no breach by any Seller of any of its obligations under the Relevant Documents to which it is a party or by Exide Europe of any of its obligations under the Letter of Undertaking.

8.20     Eligibility

         Each (i) Existing Receivable the subject of a Letter of Offer which is expressed to be an Eligible Receivable in the relevant Accounts Receivables Listing is an Eligible Receivable as at the time of Purchase and (ii) each Future Receivable the subject of a Letter of Offer which is expressed to be an Eligible Receivable in the relevant Accounts Receivable Listing is an Eligible Receivable as at the Settlement Date immediately succeeding the Reference Period in which such Future Receivable has come into existence. For the avoidance of doubt, no Seller shall be liable towards the Buyer for the credit risk (Delkredererisiko) resulting from the ability or the inability of a Debtor to pay its obligations under a Purchased Receivable and such credit risk shall pass with each Purchased Receivable from the relevant Seller to the Buyer.

8.21     Exide Europe Group

         Each of the Sellers, the French Seller, the UK Sellers, the Italian Seller, the Spanish Seller and Exide Funding (and each entity acceding as a "Seller" to any Origination Agreement) is a member of the Exide Europe Group.

8.22     Aggregate Amount of Receivables

         The amount of Receivables aggregated among all Origination Agreements (other than the Italian RSA and the Italian OSA) is such that the purchase price amounts paid by the Buyer in respect of such Receivables under each Origination Agreement to which it is a party (other than the Italian OSA) in the three month period commencing on the date of the Initial Purchase is not less than Euro 12,700,000.

         Each of the Sellers and Exide Europe further represents and warrants that the representations and warranties in this Clause 8 shall be true and correct on and as of each Settlement Date as though made on each such date and by reference to the then-existing circumstances.

9.       AFFIRMATIVE COVENANTS OF EACH SELLER

         Until the later of the Termination Date and the Relevant Date, each Seller will (in each of its capacities under the Relevant Documents), unless the Operating Agent otherwise consents (which consent shall not be unreasonably withheld):

9.1      Compliance with Law

         Comply in all material respects with all applicable laws, rules, regulations and orders binding on it, its business and assets and all Receivables and related

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         Contracts, except where non-compliance would not have a material adverse effect on its ability to perform its obligations hereunder.

9.2      Maintain Existence

         Preserve and maintain its corporate existence.

9.3      Access

         Upon reasonable prior notice, permit the Operating Agent, or its agents or representatives, to visit the offices of such Seller during normal office hours and examine and make and take away copies of all books, records and documents relating to the Receivables and to discuss matters relating to the Receivables or such Seller's performance hereunder with any of the officers or employees of such Seller having knowledge of such matters and co-operate in the reconstruction of the Accounts Receivable Trial Balance pursuant to Clause 13.3.

9.4      Maintain Records

         Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records in the event of their destruction), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification on each Purchase Date of each new Purchased Receivable and the daily identification of all Collections of and adjustments to each existing Purchased Receivable) and it will ensure that the Purchased Receivables will at all times (until 10 years following the collection of such Purchased Receivables) be identifiable in its systems and Records as Purchased Receivables.

9.5      Perform Contracts

         Timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts relating to the Purchased Receivables.

9.6      Priority

         Ensure that at all times the claims against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency or other similar laws of general application.

9.7      Credit and Collection Policy

         Comply in all material respects with its Credit and Collection Policy with respect to each Receivable purchased or to be offered for purchase pursuant to this Agreement and the related Contract.

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9.8      Value Added Tax

         Make all relevant value added tax or other applicable tax payments in respect of supplies of goods or services pursuant to a Contract or which otherwise relate to Purchased Receivables, and pay all value added tax (if any) payable in respect of any value added tax supply made, or input value added tax suffered, by the Buyer, the Operating Agent or any of the Operating Agent's Affiliates with respect to supplies of goods or services by the Seller pursuant to a Contract or which otherwise relates to Purchased Receivables.

9.9      Collections

         If such Seller is not acting as Sub-Servicer, (1) give all reasonable assistance (including the provision of information) to any Servicer in accordance with the provisions of this Agreement, and (2) remit any Collections on Purchased Receivables received by it to the Servicer within one Local Business Day after the receipt or deemed receipt thereof.

9.10     Payment Instructions

         (i) Instruct, no later than on the Payment Notification Date, the Designated Account Debtors to make payments in respect of Purchased Receivables to the Buyer Collection Account and (ii) instruct each Additional Designated Account Debtors which has become a Designated Debtor following the Payment Notification Date, to make payments in respect of Purchased Receivables as of the Purchase Date immediately succeeding the Offer Date on which the relevant Account Debtor has become an Additional Designated Account Debtor to the Buyer Collection Account, in each case by way of letter (substantially in the form set out in Schedule 11) and by the insertion of a payment instruction to this effect in each invoice relating to a Designated Account Debtor.

9.11     Bank Accounts

         (i) prior to the Payment Notification Date, instruct all Designated Account Debtors to pay all Collections into the relevant Collection Account referred to in Clause 8.17 and (ii) on and following the Payment Notification Date, instruct all Designated Debtors in accordance with the procedures set out in Clause 9.10 above to pay all Collections into the Buyer Collection Account.

9.12     Audit Costs

         Each Seller shall pay the fees and expenses for up to four audits to be carried out by such accounting firm as is selected by the Operating Agent in respect of the Receivables (the scope of which to be determined by the Operating Agent, acting reasonably) in each financial year of such Seller, plus the costs of one additional audit to be conducted within 4 months after the execution of this Agreement. Except for such additional audit, any further additional audit(s) that may be required by the Operating Agent during any such financial year shall be for the Operating Agent's own account.

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9.13     Provision of Information to Exide Europe

         Each Seller shall promptly provide Exide Europe with computerised information regarding the Purchased Receivables on the dates shown, and containing the information set forth in Schedule 8 of its Accounts Receivables Trial Balance and all such different or other information as the Operating Agent may reasonably determine from time to time to properly allow Exide Europe and/or the Operating Agent to identify all required information in respect of Account Debtors and Receivables.

9.14     Allocation of Losses

         Prior to delivery of the first Letter of Offer hereunder, the Sellers and the Offer Agent shall enter into and maintain in effect and in full force at all times, such internal arrangements between the Sellers, any other Originator as well as the sellers and any other originators of receivables sold under any Origination Agreements other than this Agreement (such sellers and originators together the "Foreign Originators") which are necessary under applicable law to ensure (i) the due compliance of the Originators with the applicable capital maintenance requirements (including, if applicable, without limitation, under Section 30 of the GmbH-Gesetz or any other applicable capital maintenance requirements under German law) and (ii) that none of the Sellers, the Originators and the Foreign Originators (each a "Disadvantaged Originator") has recourse (express or implied, direct or indirect, by way of indemnity or otherwise) against any other Seller for any disadvantage suffered or reduction of any payment received by such Disadvantaged Originator from the Purchaser in respect of receivables sold by it which is caused by any Defaulted Receivable attributable to such other Seller, and which recourse would reduce or otherwise have the effect of a reduction in economic value of any Purchase Price received or to be received by such other Seller from the Purchaser.

10.      NEGATIVE COVENANTS OF THE SELLER

         Until the later of the Termination Date and the Relevant Date, no Seller will (in each of its capacities under the Relevant Documents), without the consent of the Operating Agent:

10.1     No Disposal of Receivables

         Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable purchased or to be offered for purchase under this Agreement or the related Contract, or assign any right to receive income in respect thereof.

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10.2     No Transfer of Business

         No Seller shall transfer all or substantially all of its assets and undertaking to any person without the prior written consent of the Operating Agent, such consent not to be unreasonably withheld, unless such transfer would have no adverse effect on the ability of the Seller to collect and sell Receivables as contemplated by this Agreement.

10.3     No Security Interest over Receivables and Contracts

         No Seller shall create nor permit to subsist any Security Interest on any of its Receivables and related Contracts (but excluding customary extended retention of title arrangements of the suppliers of such Seller, in which context Clause 8.12 shall apply).

10.4     No Amendment to Receivables

         Extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto, or commence or settle any legal action to enforce collection of any Purchased Receivable without the prior written consent of the Operating Agent.

10.5     No Change to Credit and Collection Policy

         Make any change in the character of its business or in the Credit and Collection Policy, which change would or might, in either case, materially impair the collectability of any Receivable purchased or to be offered for purchase under this Agreement or the enforcement of any related Contract against the related Designated Account Debtor or any other relevant Person the operation of this Agreement without the prior written consent of the Operating Agent.

11.      REPORTING REQUIREMENTS OF EACH SELLER

         Until the later of the Termination Date and the Relevant Date, each of the Sellers and Exide Europe (in each case in relation to matters relating to itself) will, unless the Operating Agent otherwise consents, furnish to the Operating Agent:

11.1     Annual Accounts of Seller

         As soon as available and in any event within 180 days after the end of each of each Seller's financial years, a copy of such Seller's audited annual accounts and (if they are prepared) consolidated accounts in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding financial year.

11.2     Annual Accounts of Exide Europe

         As soon as available and in any event within 180 days after the end of each of Exide Europe's financial years, a copy of Exide Europe's annual accounts, prepared (as appropriate) on a consolidated basis in conformity with generally accepted accounting principles, applied on a basis consistent with that of the

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         preceding financial year, together with the report of an
         internationally recognised firm of independent auditors.

11.3     Other Financial Information

         Upon request of the Operating Agent, such financial information, accounts and records with respect to such Seller or Exide Europe which are relevant to the Programme, as the Operating Agent may from time to time reasonably request.

11.4     Defaults and other Events

         Forthwith on becoming aware of any of the events described in (a), (b),
         (c) or (d) below or any event which, with the giving of notice or lapse of time or both, would constitute one of such events, the statement of the chief financial officer or chief accounting officer of such Seller or, as the case may be, Exide Europe, setting out details of that event and the action which such Seller or, as the case may be, Exide Europe, proposes to take with respect to that event:

         (a) such Seller or Exide Europe fails to pay any principal of or premium or interest on any Debt in excess (in the aggregate) of the Euro Equivalent of $5,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or any other default under any agreement or instrument relating to any Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate or to permit the acceleration of the maturity of such Debt, or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, or any present or future mortgage, charge or other security interest on or over any assets of such Seller or Exide Europe becomes enforceable;

         (b) a resolution is passed or a petition is presented or an order made for the winding up, liquidation, dissolution, merger or consolidation of such Seller or Exide Europe (except for the purposes of a bona fide reconstruction or amalgamation with the consent of the Operating Agent), or a petition is presented or an order made for the appointment of an administrator in relation to such Seller, Exide Europe or a receiver, administrative receiver, administrator or liquidator is appointed over any part of the assets or undertaking of such Seller or Exide Europe or any event analogous, to any of the foregoing occurs (except, in the case where a petition is presented (i) the proceeding is frivolous or vexatious

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                and (ii) the Originator or Exide Europe is solvent and is
                contesting the proceeding in good faith); or

         (c)    an Early Amortisation Event occurs; or

         (d) an Event of Default (as such term is defined in the US DIP Facility Agreement) occurs under the US DIP Facility Agreement.

11.5     Summary Report

         Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller or any member of the Exide Europe Group, as the Operating Agent may from time to time reasonably request in order to protect the interests of the Buyer or the Operating Agent, including, prior to 10:00 am, London time, on each Summary Report Date, a Summary Report (with, among other things, the information necessary to determine the Default Ratio).

11.6     Designated Account Debtors

         Within two calendar weeks after the end of each calendar quarter (or such more frequent time as the Operating Agent may request in writing), each Seller shall deliver to the Operating Agent a current list of all Designated Account Debtors in respect of Purchased Receivables and the addresses of such Designated Account Debtors. The obligations of each Seller to deliver reports or similar information to the Buyer pursuant to this Agreement may be delegated by each Seller to Exide Europe, and the performance by Exide Europe of such obligations hereunder shall be deemed to be the performance by each Seller of such obligations; provided however, that such Seller shall remain liable for any non-performance of such obligations.

12.      SERVICER, COLLECTIONS AND BUYER ACCOUNT

12.1     Designation of Servicer

         The servicing, administering and collection of the Receivables shall be conducted by Citibank, N.A., London Branch (the "Servicer") or such other Person so designated from time to time pursuant to this Clause
         12.1. Until the Operating Agent gives notice to the Servicer of a designation of a new Servicer, Citibank, N.A., London Branch is designated as, and agrees, subject to the provisions of this paragraph, to perform the duties and obligations of the Servicer pursuant to the terms of this Agreement. The Servicer hereby delegates to each Seller in respect of the Purchased Receivables originated by such Seller, its duties and obligations of Servicer and each such Seller (each a "Sub-Servicer") hereby agrees to perform the duties and obligations of a Servicer pursuant to the terms of this Agreement in relation to the Purchased Receivables

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         originated by it. The delegation hereby granted to each Sub-Servicer may not be terminated by the Sub-Servicer without the prior written consent of the Servicer and may be terminated at any time and without a cause by the Servicer and, for so long as a Seller is acting as Sub-Servicer pursuant to the terms of this Agreement, (i) it shall perform the duties and obligations of the Servicer in respect of the Purchased Receivables originated by it and (ii) all duties, obligations and indemnities expressed to be those of a "Servicer" pursuant to Clause 5 and this Clause 12 shall be regarded for all purposes as those of the relevant Sub-Servicer. The Servicer shall not be liable for the performance of the duties and obligations of any Sub-Servicer under this Agreement and each Sub-Servicer shall be liable to the Operating Agent and the Buyer for the performance of its duties and obligations as Sub-Servicer under this Agreement. Each Sub-Servicer may, with the prior written consent of the Operating Agent, subcontract with any other Person for servicing, administering or collecting the Purchased Receivables; provided, however, that such Sub-Servicer (a) procures to the Operating Agent that its sub-contractor shall not delegate the servicing duties and obligations sub contracted to it by the Sub-Servicer without the prior written consent of the Operating Agent and (b) will remain liable for the performance of the duties and obligations under this Agreement. The Operating Agent may at any time designate as Servicer any Person to succeed the Servicer (which designation shall, for the avoidance of doubt, automatically terminate the delegation hereby granted to the Sub-Servicer) or any successor Servicer, on the condition in each case that any such Person agrees to perform the duties and obligations of Servicer pursuant to the terms of this Agreement.

12.2     Duties of Servicer
         Each Servicer:

         (a) will take or cause to be taken and is, until further notice from the Operating Agent allowed and empowered to take all such actions as may be necessary or advisable to collect each Purchased Receivable, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and the instructions of the Operating Agent. Each of the Seller and the Buyer hereby appoints the Servicer as its agent to enforce its respective rights and interests in and under the Purchased Receivables, the Related Security and the Contracts. For this purpose the Servicer is hereby authorised (ermachtigt) to sue Debtors in any court in Germany or in any other competent jurisdiction in its own name and for the benefit of the Buyer (gewillkurte Proze(beta)standschaft);

         (b) will (i) prior to the Payment Notifications Date, pay all Collections to be paid directly by all Designated Account Debtors in the relevant Collection Account and deposit to the relevant Collection Account

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          immediately upon receipt any Collection received not paid to such
          Collection Account and (ii) no later than on the Payment Notification Date and on each Local Business Day thereafter, pay all Collections to be paid directly by all Designated Account Debtors into the Buyer Collection Account and deposit to the Buyer Collection Account immediately upon receipt any Collection received and not paid to the Buyer Collection Account;

     (c) (i) may, unless and until instructed otherwise by the Operating Agent, deposit in the relevant Collection Account monies other than Collections and (ii) will not deposit in any Buyer Collection Account monies other than Collections. Notwithstanding Clause 5.1 each Servicer shall segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Purchased Receivables as the Operating Agent may direct and deposit in a bank account designated by the Operating Agent all such cash, cheques and other instruments (together with the Buyer's Entitlement to the Collection Account) as soon as practicable and in any event on the first Local Business Day following receipt by such Servicer of such Collections and will take such other steps as the Operating Agent may require (for the avoidance of doubt, it is the intention of the parties that following the Payment Notification Date, all payments will be received into the Buyer Collection Account and that all cash, cheques and other instruments should be paid or made payable directly to the Buyer or to the Operating Agent for the account of the Buyer);

     (d) confirms that the relevant Collection Account Bank has been instructed to make available to such Servicer information showing amounts received on each Local Business Day and standing to the credit of the relevant Collection Account as at the close of business on that day;

     (e) upon receipt of the information referred to in 12.2(d) above the Servicer shall, on behalf of the Buyer and the relevant Seller, make all such determinations and calculations as are necessary in order to determine, in respect of amounts standing to the credit of the relevant Collection Account and the Buyer Collection Account on each Local Business Day, the Buyer Entitlement and the Seller Entitlement respectively in relation to the Collection Account, and shall direct (subject to Clause 12.3) the relevant Collection Account Bank, prior to 12:00 noon on each Local Business Day, to transfer to the Buyer Account the Buyer Entitlement;

     (f) other than the transfers referred to in paragraph 12.2(b) above, Clause 5.1.1 and Clause 12.3 no Servicer shall, without the prior written consent of the Operating Agent, withdraw funds from the relevant

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                Collection Account or Buyer Collection Account or direct the
                Collection Account Bank to make any transfers from such Collection Account or Buyer Collection Account, except for withdrawals or transfers of cleared funds standing to the credit of any Collection Account which represent the Seller Entitlement and provided that any such withdrawal or transfer would not cause such Collection Account to become overdrawn;

         (g) may not extend, amend, modify or waive the terms of any Purchased Receivable or amend, modify or waive any term or condition of any Contract related thereto where such extension, amendment, modification or waiver would prejudicially affect such Purchased Receivable, unless the Operating Agent shall have otherwise consented in writing. Each Seller shall deliver to the relevant Servicer (if such Seller has ceased to be a Sub-Servicer) all documents, instruments and records which evidence or relate to the Purchased Receivables which the Operating Agent may reasonably request;

         (h) if other than a Seller (and such Seller has ceased to be a sub-servicer), will provide to the relevant Seller all such information as the Seller may require for purposes of the Summary Report and will as soon as practicable following receipt pay to or to the order of such Seller the collections of any Receivable which is not a Purchased Receivable;

         (i) if other than a Seller (and such Seller has ceased to be a Sub-Servicer), will as soon as practicable upon demand make available or (if so demanded) deliver to the such Seller all documents, instruments and records in its possession which evidence or relate to Receivables of such Seller other than Purchased Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Purchased Receivables which the Operating Agent may reasonably request; and

         (j) if other than a Seller (and such Seller has ceased to be a sub-servicer), and notwithstanding anything to the contrary contained in this Agreement, will have no obligation to collect, enforce or take any other action described in this Agreement with respect to any Receivable that is not a Purchased Receivable other than to turn over, make available or deliver to the relevant Seller the collections and documents with respect to any such Receivable as described in 12.2(h) and 12.2(i) above.

12.3     Advance Payments

         The Sellers may, from time to time on any Local Business Day prior to the Termination Date unless and until the Operating Agent directs otherwise (i) prior to the Payment Notification Date, withdraw, by way of advance

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         payment on account of such Existing Receivables Purchase Price and
         Future Receivables Purchase Price as will or may be payable to the Sellers on the next following Settlement Date, any amount or amounts standing to the credit of the Collection Accounts and (ii) on and following the Payment Notification Date, by requesting corresponding advances from the Operating Agent in relation to corresponding amounts standing the credit of the Buyer Collection Account representing Collections. Any amount so withdrawn (an "Advance Payment") during each Reference Period shall be set off pro tanto against the Buyer's obligation (if any) to pay Existing Receivables Purchase Price and Future Receivables Purchase Price payable on the next following Settlement Date and, to the extent the amount of the Advance Payments made during such Reference Period exceeds the amount of the Existing Receivables Purchase Price and Future Receivables Purchase Price (or, where no Existing Receivables Purchase Price and Future Receivables Purchase Price is payable), be refunded by the Sellers in full by way of transfer of cleared funds to the Buyer Accounts not later than 12:00 noon on the next following Settlement Date; provided always that any Advance Payment shall be refunded by the Sellers by the transfer of cleared funds to the Buyer Account immediately upon the demand of the Operating Agent. The Sellers shall not be obliged to pay interest on any Advance Payment.

12.4     Failure to Report

         If there is a failure at any time by a Servicer to report and quantify the amount of Collections received or the amounts of any Advance Payments and/or the funds standing to the credit of the Collection Account, Buyer Collection Account or Buyer Account in respect of any Settlement Period such that the amounts due by any Seller and the Buyer pursuant to Clauses 4.7, 5 and 12.3 cannot be accurately determined (in the Operating Agent's reasonable opinion), there will fall due from the relevant Seller to the Buyer on the Settlement Date at the end of such Settlement Period (on account of repayment of Advance Payments) an amount equal to the anticipated Collections in respect of such Settlement Period as determined by the Operating Agent, acting reasonably. For the purposes of this Clause 12.4, it shall be considered reasonable for the Operating Agent to anticipate that all Collections due during such Settlement Period were received by the relevant Servicer during such Settlement Period. The Buyer shall deposit such amount into the Temporary Adjustment Account. Upon the Operating Agent becoming satisfied that a proper assessment of the amounts due by way of repayment of Advance Payments has been made, there shall be an adjustment in accordance with such assessment, by way of repayment from the Buyer (provided the Termination Date has occurred) or by way of further payment by the relevant Seller, as required, and such adjusted sum shall be treated for all purposes under this Agreement as the Collections received during such Settlement Period. Provided that such failure by the relevant Servicer does not last longer than two consecutive Settlement Periods and the provisions of this

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         Clause 12.4 are complied with, such failure shall not by itself constitute an Early Amortisation Event.

13.      PROTECTION OF THE BUYER'S RIGHTS

13.1     Notice of Sale

         The Operating Agent may at any time (and each Seller following the Operating Agent's request shall) notify the Designated Account Debtors, or any of them, of Purchased Receivables of the Buyer's ownership of the Purchased Receivables and the Collections of the Purchased Receivables and direct (or cause each Seller to direct) all the Designated Account Debtors of Purchased Receivables, or any of them, that payment of all amounts payable under any such Purchased Receivable be made directly to the Operating Agent or its designee.

13.2     Legal Assignment

         Each Seller shall, if requested by the Operating Agent, forthwith execute a document evidencing the legal assignment to the Buyer or the Operating Agent or as the Operating Agent may direct (as determined by the Operating Agent) in such form as the Operating Agent requires of all or any of the Purchased Receivables and the Related Security and the full benefit thereof and will, if so required, give notice thereof to the relevant Designated Account Debtor.

13.3     Reconstruction of Accounts Receivable Trial Balance

         If at any time a Seller does not (i) generate an Accounts Receivable Trial Balance on the Determination Date immediately preceding each Settlement Date or (ii) provide the information to Exide Europe enumerated in Clause 9.13, the Operating Agent will have the right to reconstruct that Accounts Receivable Trial Balance or such information so that a determination of the Purchased Receivables can be made, and such reconstruction will be conclusive (in the absence of manifest error) for the purposes of determining Purchased Receivables.

13.4     Operating Agent's Right to Perform

         If the Originator or the Offer Agent fails to perform any of its agreements or obligations under this Agreement, the Operating Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation.

13.5     Power of Attorney

         Without prejudice to the provisions of Clauses 13.1 to 13.4, each Seller irrevocably constitutes and appoints the Operating Agent, with full power of substitution, as its true and lawful attorney and agent, with full power and authority in its name or otherwise, and in its place and stead, and for its use and benefit at any time after the occurrence of an Early Amortisation Event to take

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         such action as the Operating Agent may deem necessary or desirable in order to protect the interests of the Buyer and/or the Lenders and/or the Operating Agent and/or to perfect title to any of the Purchased Receivables, or Related Security, including the redirection of mail and the endorsement of drafts, cheques and other payment media, to perform any agreement or obligation of such Seller under or in connection with this Agreement, and to exercise all other remedies of such Seller under this Agreement or existing at law. In furtherance of the power herein granted, the Originator will assist and co-operate with the Operating Agent and provide such facilities as the Operating Agent may request. The power of attorney hereby granted is given by way of security, is coupled with an interest, and is irrevocable and will extend to and be binding upon the successors and assigns of each Seller. The Operating Agent shall be exempt from any restrictions on self dealing pursuant to
         Section 181 German Civil Code or otherwise. The Sellers hereby agree that they shall execute the Power of Attorney set out in the form of
         Schedule 13 in respect of their obligations under this Clause 13.5.

14.      RESPONSIBILITIES OF EACH SELLER

         Anything herein to the contrary notwithstanding:

14.1     Perform Contracts

         Each Seller will perform all its obligations under the Contracts related to the Purchased Receivables to the same extent as if such Purchased Receivables had not been sold pursuant to this Agreement and the exercise by either the Operating Agent or the Buyer of its rights hereunder will not relieve such Seller from such obligations.

14.2     Exoneration of Buyer and Operating Agent

         None of the Buyer nor the Operating Agent will have any obligation or liability with respect to any Purchased Receivables, any Related Security or related Contracts, nor will the Buyer or the Operating Agent be obliged to perform any of the obligations of any Seller thereunder.

14.3     Keeping of Records

         Until the Operating Agent requests otherwise, each Seller will hold for the sole benefit of the Buyer the Records and other documentary items relating to the uncollected Purchased Receivables at its address specified in this Agreement title to which such Records and other documentary items has been transferred to the Buyer by virtue of such Records relating to such Purchased Receivables having been transferred as Related Security to the Buyer. To the extent that the relevant Records also relate to Receivables that are not Purchased Receivables, such Seller will hold them in trust as a German law Trustee (Treuhander) for both the Buyer and itself to the extent of any respective rights of the Buyer and

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         itself therein unless possession thereof is required by the Buyer to enforce any of its rights. Each Seller will deliver such Records to the Operating Agent (or as it may direct), if so directed by the Operating Agent and the Operating Agent will make them available to the relevant Seller to the extent that they contain material or information that does not relate to Purchased Receivables and to the extent that the Buyer's interests are not thereby compromised.

14.4     Marking

         Each Seller will mark clearly and unambiguously its ordinary business records, including without limitation its master data processing records, relating to the Purchased Receivables with a legend acceptable to the Operating Agent indicating that such Purchased Receivables are owned by the Buyer. Each Seller agrees that from time to time it will promptly execute and deliver all instruments and documents, and take all further action that the Operating Agent may reasonably request in order to perfect, protect or more fully evidence the Buyer's ownership interest in the Purchased Receivables, the Collections and the Related Security and pending such time will keep an up to date record of all Purchased Receivables.

14.5     Third Party Servicer

         At any time following the designation of a Servicer other than Citibank, N.A., London Branch or the termination of the delegation granted to any Sub-Servicer pursuant to Clause 12.1:

         (a) The relevant Seller will, at the Operating Agent's request, (a) assemble all the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Purchased Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Purchased Receivables, and will make the same available to the Operating Agent at a place selected by the Operating Agent or its designee or (if so requested) deliver the same to the Operating Agent (or as it may direct), and (b) segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner acceptable to the Operating Agent and will, promptly upon receipt, remit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to the Operating Agent or its designee.

         (b) The relevant Seller authorises the Operating Agent to take any and all steps in such Seller's name and on behalf of such Seller necessary or desirable, in the determination of the Operating Agent, to collect all amounts due under any and all Purchased Receivables, including, without limitation, endorsing such Seller's name on cheques and other

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                instruments representing Collections and enforcing such
                Purchased Receivables and the related Contracts and Related Security.

14.6     Value Added Tax

         For the purpose of ensuring recoupment of any value added tax forming part of a Purchased Receivable:

         (a) all or part of which remains unpaid after the statutory period for purposes of claiming bad debt relief has elapsed; or

         (b) (without prejudice to Clause 5.4) which or the Outstanding Balance of which is, or would be, reduced, adjusted or cancelled by any Seller and/or any other Person whether as a result of the matters in Clause 5.4 or for any other reason;

         each Seller will use its reasonable endeavours to recover such value added tax (or the appropriate part thereof) from the appropriate tax authorities, as agent and trustee of the Buyer, and promptly remit it to the Buyer and, until so remitted, will hold in trust for the Buyer any dividend received or value added tax recovered by such Seller in respect thereof (and any such dividend or recovery will be and be treated as a Collection). Each Seller will make such accounting write-offs and transfers and raise such credit notes as may be necessary or desirable for this purpose, and take all such other steps as may be reasonably requested by the Operating Agent.

15.      AGENCY AND INDEMNITIES

15.1     Agency

         In acting under this Agreement the Operating Agent shall have only such duties, obligations and responsibilities as are expressly set out in this Agreement (and such other duties, obligations and responsibilities as are reasonably incidental) and acts solely as agent of the Buyer. However, without prejudice to the generality of the foregoing, only the Operating Agent shall be entitled to receive and retain fees and other amounts (including indemnification under this Clause 15) payable to the Operating Agent for its own account.

15.2     Indemnities by Sellers and Exide Europe

         The Sellers and (in relation to matters relating to itself) Exide Europe agree to indemnify the Buyer, the Operating Agent and their respective Affiliates and any Servicer (if a Seller has ceased to be a Sub-Servicer) from and against any and all damages, losses, claims, liabilities and related reasonable costs and expenses, including attorneys' fees and disbursements together with VAT thereon (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to this Agreement or the ownership of Purchased Receivables, excluding, however, (a) such amounts

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         resulting from gross negligence or wilful misconduct on the part of the
         Person who would otherwise be entitled to claim such indemnification or
         (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Purchased Receivables or for losses arising out of late Collections. Without limiting the foregoing, Indemnified Amounts include amounts relating to or resulting from:

          (a) reliance on any representation or warranty made or deemed made by any Seller (in any of its capacities under the Relevant Documents) or Exide Europe under or in connection with this Agreement, or any other information or report delivered by such Seller (in any of its capacities under the Relevant Documents) pursuant to this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered (to the extent that such amounts have not already been recovered by the applicable indemnified party pursuant to Clause 5.4);

          (b) the failure by any Seller (in any of its capacities under the Relevant Documents) or Exide Europe to comply with any term, provision or covenant contained in this Agreement or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the Related Security, or the nonconformity of any Receivable or the related Contract or the Related Security with any such applicable law, rule or regulation;

          (c) the failure to vest and maintain vested in the Buyer ownership of each Purchased Receivable, free and clear of any Adverse Claim whether existing at the time of the Purchase of such Receivable or at any time thereafter, excluding any such Adverse Claim created by the Buyer;

          (d) any dispute, claim, offset or defence (other than discharge in bankruptcy or winding up by reason of insolvency or analogous event of the Designated Account Debtor) of the Designated Account Debtor to the payment of any Receivable which is, or is purported to be, a Purchased Receivable (including, without limitation, a defence based on such Receivable or the related Contract not being a legal, valid, binding and enforceable obligation of such Designated Account Debtor), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

          (e) any failure of any Seller (in any of its capacities under the Relevant Documents) or Exide Europe, to perform its duties or obligations in accordance with the provisions of this Agreement;

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         (f)   the Buyer makes a request for a Loan and/or contracts for a foreign exchange transaction to fund any anticipated payment of an Existing Receivables Purchase Price and/or Acceptance Fee following the delivery of a Letter of Offer or to pay a Future Receivables Purchase Price payment in the manner contemplated in this Agreement and such Purchase not taking place or such Existing Receivables Purchase Price or Acceptance Fee or such Future Receivables Purchase Price payment not being made as a result of the operation of Clause 3 or any other provision of this Agreement, or a sale of Receivables not being effected in relation to a Letter of Offer or an Existing Receivables Purchase Price or Acceptance Fee or a Future Receivables Purchase Price payment not being made by reason of any event described in Clause 11.4(a), 11.4(b), 11.4(c) or 11.4(d) or any breach by any Seller (in whatever capacity) or Exide Europe of any of its obligations under or in connection with this Agreement;

         (g) any products liability claim, or personal injury or property damage claim, or other similar or related claim or action of whatever sort arising out of or in connection with goods, merchandise or services which are the subject of any Receivable or Contract; and

         (h) the payment of the Existing Receivables Purchase Price or the Future Receivables Purchase Price of any Receivable other than an Eligible Receivable (to the extent that such amounts have not already been recovered by the applicable indemnified party pursuant to Clause 5.4).

         The Operating Agent will provide each Seller with a certificate or certificates showing in reasonable detail the basis for the calculation of Indemnified Amounts claimed under this Clause 15.2 provided, for the avoidance of doubt, that the provision of such certificate or certificates shall not be a condition for the making of any claim under this Clause 15.2.

15.3     Costs, increased costs and gross-up for tax

         The Sellers hereby agree from time to time to indemnify the Buyer for, and to pay to it on demand of the Operating Agent, an amount equal to the Country's Proportionate Share of (i) all costs, increased costs, indemnities, tax, tax gross-up, tax indemnities, default interest and all other amounts (other than interest and principal payments) which are required to be paid by the Buyer under and in accordance with the terms of the Facilities Agreement and (ii) all costs, indemnities, tax, tax gross-up and termination costs which are required to be paid by the Buyer under and in accordance with the Currency Exchange Agreement.

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         Without limitation to the foregoing, in the event of and to the extent any taxes or charges becoming due, being imposed upon or otherwise becoming attributable to or payable by the Buyer or the Operating Agent in Germany (in particular but without limitation any income tax, corporate income tax or trade tax (Gewerbesteuer)) by whatever reason in connection with this Agreement or the refinancing of the transactions contemplated thereby or if the Operating Agent reasonably determines that as a result of any change in or in the interpretation of or of the introduction of any law, regulation or regulatory requirement relating to taxation coming into force, after the Effective Date, or as a result of any act or omission of the Offer Agent, any Seller or any Person controlling the Offer Agent, any Seller, the Buyer or the Operating Agent, incurs or will incur an increased cost in respect of purchase or agreements to purchase made under or pursuant to this Agreement other than an increased cost arising solely as a result of change in the rate of taxation on the overall net income of the relevant indemnified party, the Offer Agent (on behalf of the Sellers) shall immediately pay to the Operating Agent for the account of the Buyer or the Operating Agent or, as the case may be, for its own account from time to time, additional amounts as specified by the Operating Agent, equal to such cost. A certificate as to such amount submitted to the Offer Agent (on behalf of the Sellers) (in any of their capacities under the Relevant Documents) by the Operating Agent shall, in the absence of manifest error, be conclusive and binding for all purposes.

15.4     Judgment Currency

         Each reference in this Agreement to a specific currency is of the essence. The obligation of each Seller (in any of its capacities under the Relevant Documents) or Exide Europe in respect of any sum due from it to the Operating Agent or the Buyer under this Agreement will, notwithstanding any judgment in any other currency, or any bankruptcy or winding up by reason of insolvency or analogous event of such Seller or Exide Europe, be discharged only to the extent that on the Local Business Day following receipt by the Operating Agent or the Buyer of any sum adjudged or determined to be so due in such other currency, the Operating Agent could in accordance with normal banking procedures purchase the currency specified in this Agreement with such other currency. If the amount of currency so purchased is less than the amount of the specified currency originally due to the Operating Agent or the Buyer, each of the Sellers and Exide Europe agrees, as a separate obligation and notwithstanding any such judgment, bankruptcy, winding up or analogous event, to indemnify the Operating Agent and the Buyer against such loss.

15.5     Payment

         Any amounts subject to the indemnification provisions of Clause 15.2 or
         15.3 shall be paid by the Sellers or Exide Europe to the Operating Agent within two Programme Business Days following the Operating Agent's demand therefor.

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15.6     After Tax Amount

         In the event that any taxing authority seeks to charge to tax any sum paid to the Buyer or the Operating Agent or any of their respective Affiliates as a result of the indemnities or other obligations contained herein or impose a requirement on the payer of such indemnity to deduct tax, then the amount so payable shall be grossed up by such amount as will ensure that after payment of the tax so charged there shall be left a sum equal to the amount that would otherwise be payable under such indemnity or obligation.

16.      AMENDMENTS, ETC.

16.1     Amendments and Waivers

         No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller therefrom shall in any event be effective unless the same shall be in writing and signed by (1) such Seller, the Buyer and the Operating Agent with respect to an amendment, or (2) such Seller, the Buyer or the Operating Agent, as the case may be, with respect to a waiver or consent by it, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16.2     Entire Agreement

         This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, superseding all prior oral or written understandings.

16.3     No Right to Subsequent Performance/ Grace Periods

         No claim by the Buyer or the Operating Agent for recission, termination or damages against the Buyer or any other person under this Agreement or under law shall be subject to any right of a Seller or such other person to (a) subsequent performance (Nacherfullung/ Nachbesserung) and/or (b) any grace period (Fristsetzung), unless expressly agreed by the Buyer and/or prescribed by mandatory law (nicht dispositives Recht).

16.4     Capital Maintenance

         The rights and claims (including, without limitation, any set-off rights) of the Purchaser and the Operating Agent against each Originator arising under or resulting from this Agreement, the Account Pledge Agreement and/or the Adjustment Agreement shall be limited to the extent such rights or claims or the enforcement thereof would otherwise constitute a breach by the relevant Originator (or any of its directors) of the restrictions set forth in Sections 30 et seq. GmbH-Gesetz (Act on Limited Liability Companies), or, as applicable,
         Section 57 Aktiengesetz (German Stock Corporation Act).

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17.      NOTICES

         All notices and other communications provided for under this Agreement shall, unless otherwise stated in this Agreement, be in writing in the English language (including telex and fax communication) and mailed (first class, postage paid) or delivered to each party at its address set out under its name on the execution pages of this Agreement or at such other telex or fax number or address as may be designated by such party in a written notice to the other parties. All such notices and communications will be effective (other than in respect of a Letter of Offer delivered pursuant to Clause 4.1), (i) in the case of written notice, five days after being deposited in the post, or (ii) in the case of notice by telex, when telexed against receipt of answer back, or (iii) in the case of notice by fax, at the time of transmission unless served on a day which is not a Local Business Day or after 5.00pm at the place in which the recipient is located, in which case it will be effective at 9.00am at the place in which the recipient is located on the following Local Business Day. In each case notice must be addressed as aforesaid. Any failure to send or receive a confirmation shall not prejudice the effectiveness of a communication made which has actually been received.

18.      NO WAIVER: REMEDIES

18.1     No Waiver

         No failure on the part of the Buyer, any Seller (in any of its capacities under the Relevant Documents) or the Operating Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

18.2     Set Off

         Without limiting the provisions of Clause 18.1 the Buyer and the Operating Agent are hereby authorised (except in relation to the payment of the Acceptance Fee) by the Sellers and Exide Europe at any time after any of the Sellers or Exide Europe is in default of its obligations under this Agreement or the Adjustment Agreement or an Early Amortisation Event has occurred, to set off and apply, and/or to instruct Citibank or any of Citibank's Affiliates to set off and apply, any and all deposits at any time held and other indebtedness at any time owing (whether general or special, time or demand, provisional or final and in whatever currency) by the Buyer, the Operating Agent, Citibank or, as the case may be, any such Affiliate to or for the credit or the account of any Seller or Exide Europe against any and all of the obligations of any Seller (in any of its capacities under the Relevant Documents), now or hereafter existing under this Agreement and/or the Adjustment Agreement, to the Buyer or the Operating

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         Agent or their respective successors and assigns or, as the case may be, now or hereafter due or owing on any account to Citibank or any of Citibank's Affiliates (and for this purpose to convert one currency into another).

19.      BINDING EFFECT: ASSIGNABILITY

19.1     Successors and Assigns

         This Agreement is binding upon and enures to the benefit of (1) each Seller, Exide Europe and any of their successors and permitted assignees in accordance with Clause 19.2; (2) the Buyer and also in relation to the benefit, but not the burden of this Agreement, each Person to whom the Buyer has for the time being in accordance with Clause 19.3 granted or assigned (or agreed to grant or assign) all or part of any Purchased Receivable (or any participation or interest, whether proprietary or contractual, in or in respect of all or part of any Purchased Receivable) and/or all or any of its rights, benefits and interest in or under this Agreement and their respective successors and assignees; and (3) Citibank and its successors as Operating Agent (and the terms "Seller", "Exide Europe", "Buyer" and "Operating Agent" shall be construed accordingly).

19.2     Sellers and Exide Europe

         Neither a Seller nor Exide Europe may assign any of its rights, benefits or interest in or under this Agreement except with the prior express written consent of the Operating Agent.

19.3     The Buyer

         The Buyer may assign all or part of any Purchased Receivables and/or all or any of its rights, benefits and interest in or under this Agreement to any Lender.

19.4     Additional Sellers

         The Operating Agent may, in its sole and absolute discretion, at the request of Exide Europe, admit a member of the Exide Group as a Seller under this Agreement (for the purposes of this Clause 19.4, such party or parties shall be referred to as the "Additional Seller"). In addition to the discretion of the Operating Agent, the admission the Additional Seller shall also be subject to the following conditions precedent:

         (a) the Operating Agent receives the documents and information specified in Schedule 2 in respect of the Additional Seller, each in form and substance satisfactory to the Operating Agent;

         (b) the Additional Seller, each Seller and the Buyer have delivered to the Operating Agent a duly completed and executed Admission of Additional Seller in the form attached as Schedule 2 (together with confirmation of due execution and delivery, in form and substance satisfactory to the Operating Agent) and the Operating Agent has

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German Receivables Sale Agreement                                 EXECUTION COPY

               indicated its consent by execution of the Admission of Additional Seller; and

          (c) Exide Europe shall have confirmed in writing to the Operating Agent that the Letter of Undertaking shall apply, on the terms stated therein, to all of the obligations of the Additional Seller under the Programme;

         upon which time the Additional Seller shall be deemed to be a party to this Agreement from and after the next Settlement Date subsequent to the execution of the Admission of Additional Seller by the Operating Agent, and the Additional Seller shall be under the same obligations towards each of the other parties to this Agreement as if it had been an original party hereto as a "Seller" and a "Sub-Servicer".

20.      FURTHER ASSURANCE - RESTRUCTURING

         Each of the Sellers and Exide Europe hereby agrees that:

20.1 in the event that it receives notice from the Operating Agent for the purpose of amending the existing Programme on the basis that:

         (a) the Receivables which are the subject of the French RSA will be first purchased from the French Sellers by a French fonds commun de creances (the "FCC"), such purchases to be funded by the subscription or purchase by the Buyer of units issued by the FCC; or

         (b) the Receivables which are the subject of the Italian RSA will be first purchased by a company set up pursuant to law 130 of 30 April 1999 in Italy (the "Law 130 Company"), such purchases to be funded by the subscription or purchase by the Buyer of notes issued by the Law 130 Company, upon commercial terms consistent with those applicable under the existing Programme (save in relation to additional costs arising as a result of the involvement of a FCC and/or a Law 130 Company), each of the Sellers and Exide Europe undertakes to the Operating Agent and the Buyer that it will enter into such arrangements, documents and agreements as are necessary or desirable, in the opinion of the Operating Agent (acting reasonably), for the purposes of giving effect to the transactions set out in paragraphs (1) to (2) and ensuring consistency between such transactions and the other transactions contemplated under the Programme.

20.2 if, by reason of any change (a) in any law or regulation or in its interpretation or application or (b) in the generally recognised market practice after the date hereof (in each case as evidenced by legal advice from a reputable law firm

                                      -71-

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 German Receivables Sale Agreement                                EXECUTION COPY

         delivered by the Operating Agent to Exide Europe), the Operating Agent determines that the interests of the Buyer and/or the Operating Agent under the Programme may be affected as a result of such change, then the parties to this Agreement, acting in good faith, shall co-operate with a view to restructuring this Agreement, the other Relevant Documents and the transactions contemplated herein and therein upon such terms and conditions as would result in the interests of the Buyer and/or the Operating Agent to be protected, to the best extent possible under applicable law, in the same manner as if that change had not occurred.

         All the fees, costs and expenses (including legal fees) arising as a result of any of the events described in paragraphs 20.1 and 20.2 will be borne by the Sellers.

21.      TERMINATION

         This Agreement will create and constitute the continuing obligations of the parties in accordance with its terms, and will remain in full force and effect until such time, after the Termination Date, as all Programme Capital of all Groups of Receivables have been reduced to zero and all Yield (as aggregated among all Originator Agreements), Programme Costs and other fees due under this Agreement or the Fees Letter have been paid; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by any Seller in or pursuant to this Agreement, the provisions of Clause 22 and the indemnification and payment provisions of this Agreement will be continuing and will survive any termination of this Agreement.

22.      NO PROCEEDINGS

         Each Seller, Exide Europe, the Offer Agent (if not Exide Europe) and the Operating Agent each hereby agree that they will not institute against the Buyer any bankruptcy, insolvency or similar proceeding until all amounts owing by the Buyer under the Facilities Agreement and the Currency Exchange Agreement have been paid in full and that no recourse shall be had for the payment of any amount owing hereunder or claims arising out of or based upon the Relevant Documents against any member, equity holder, employee, officer, director or affiliate of the Buyer.

23.      EXECUTION IN COUNTERPARTS: SEVERABILITY

23.1     Counterparts

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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23.2     Severability

         If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

24.      CONFIDENTIALITY

24.1 Unless otherwise required by applicable law or regulation, or as requested by any regulator or tribunal with competent jurisdiction over, or over any business of, the relevant party, and subject to Clause 24.2 below, each of the parties agrees to maintain the confidentiality of this Agreement in its communications with third parties and otherwise.

24.2     The provisions of Clause 24.1 shall not apply:

         (a) to the disclosure of any information which is or becomes public knowledge other than as a result of the conduct of the recipient;

         (b) to the disclosure of any information to the Finance Parties (as defined in the Facilities Agreement) under the Facilities Agreement (including any participant, potential participant or potential Lender thereunder), the Swap Counterparty and any secured party under the Deed of Charge (as defined in the Facilities Agreement), any FCC (including the custodian and the management company thereof) and/or Law 130 Company set-up pursuant to Clause 20 and the Rating Agencies (including their officers, employees, agents and advisors), provided that such Persons will hold that information confidential on the same basis as the Operating Agent;

         (c) to any professional advisors which are bound by professional duties of confidentiality and which professional duties of confidentiality are protected under procedural law;

         (d)   to the disclosure of any written consent of the parties hereto.

25.      GOVERNING LAW AND JURISDICTION

25.1     Governing Law

         This Agreement is governed by and shall be construed in accordance with the laws of Germany, save to the extent that any right or interest transferred hereunder which is mandatorily governed by a law other than German law shall be governed by such law.

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25.2     Consent to Jurisdiction

         The place of jurisdiction for any and all disputes arising under or in connection with this agreement shall be the Landgericht (district court) in Frankfurt am Main. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. The Sellers, Exide Europe and the Buyer agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing shall affect the right to serve process in any other manner permitted by law.

25.3     Agent for the service of process

         Upon the reasonable request of the Seller, the relevant other parties hereto not having a valid address or process agent
         (Zustellungsbevollmachtigter) in Germany shall appoint a competent third party as its agent for service of process
         (Zustellungsbevollmachtigter) in relation to any proceeding before the German courts in connection with this Agreement.

         As an alternative method of service, the Sellers, Exide Europe and the Buyer also irrevocably consent to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the Sellers, Exide Europe or the Buyer, as applicable, at the address designated for notices under this Agreement.

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German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 1


                                     Part 1
                         Seller Non-Transaction Accounts

----------------------------------------------------------------------------------------------------

                                     Account          Bank Sorting Code      Name of Bank and
Seller/Account Holder                Number              (Bankleitzahl)      Location
----------------------------------------------------------------------------------------------------
Deutsche Exide GmbH                    As notified to the Seller prior to the Effective Date
----------------------------------------------------------------------------------------------------
Deutsche Exide Standby GmbH            As notified to the Seller prior to the Effective Date
----------------------------------------------------------------------------------------------------
Exide Automotive Batterie GmbH         As notified to the Seller prior to the Effective Date
----------------------------------------------------------------------------------------------------

                                     Part 2
                    Offices of the Sellers/Collection Account

----------------------------------------------------------------------------------------------------

                                     Account          Bank Sorting Code      Name of Bank and
Seller/Account Holder                Number              (Bankleitzahl)      Location
----------------------------------------------------------------------------------------------------
Deutsche Exide GmbH                           36012          500 202 00      BHF-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
Im Tiergarten, 63654 Budingen               6102834          263 510 15      Sparkasse
                                                                             Kreis Osterode
----------------------------------------------------------------------------------------------------
Deutsche Exide Standby GmbH                   36244          500 202 00      BHF-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
Im Tiergarten, 63654 Budingen                 56178          500 604 00      DZ-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
                                           90132500          500 800 00      Dresdner Bank AG
                                                                             Frankfurt
----------------------------------------------------------------------------------------------------
                                              50013          500 202 00      BHF-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
                                              36384          500 202 00      BHF-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
                                              36376          500 202 00      BHF-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
Exide Automotive Batterie GmbH                49197          500 604 00      DZ-Bank
                                                                             Frankfurt
                                     ---------------------------------------------------------------
Im Tiergarten, 63654 Budingen              91156200          500 800 00      Dresdner Bank AG
                                                                             Frankfurt
----------------------------------------------------------------------------------------------------

*The Sellers have also designated a Collection Account which is currently opened in the name of Exide Batteries Limited - Account No. 15385183 (Sort Code 56-00-59) with Citibank.

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German Receivables Sale Agreement                                EXECUTION COPY

                                     Part 2

                                  Buyer Account

Account No.:                                10123765

Currency:                                   Euro

Sort Code:                                  18-50-04

Citibank London Swift Code:                 CITIGB21

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                                     Part 3

                           Buyer Collection Account(s)

  To be established in the name of Buyer prior to the Payment Notification Date

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German Receivables Sale Agreement                                EXECUTION COPY

                                   SCHEDULE 2

                     Form of Admission of Additional Seller

To:       Citibank, N.A.
          336 Strand
          WC2R 1HB
          U.K.

Copy to:  Exide Holding Europe S.A.
          5-7 Allee des Pierres Mayettes
          92636 Gennevilliers Cedex
          France

                         ADMISSION OF ADDITIONAL SELLER

Pursuant to the German Receivables Sale Agreement dated 24 May 2002 (the "Agreement") among inter alia, you, Batteries Funding Limited and certain German Affiliates of Exide Holding Europe S.A.

1. Terms defined in the Agreement shall, subject to any contrary indication, have the same meanings herein.

2. The Additional Seller hereby requests the Operating Agent to accept this Admission of Additional Seller pursuant to and for the purposes of Clause
    19.4 of the Agreement so as to take effect in accordance with the terms thereof.

3. The Additional Seller confirms that it has received a copy of the Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Operating Agent to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Operating Agent to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of Batteries Funding Limited or any Seller.

4. The Additional Seller hereby undertakes with the Operating Agent and each of the other parties to the Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Agreement will be assumed by it after acceptance of this Admission of Additional Seller by the Operating Agent and satisfaction of the conditions precedent subject to which this Admission of Additional Seller is expressed to take effect.

5. The Operating Agent makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement or any document relating thereto and assumes

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German Receivables Sale Agreement                                EXECUTION COPY

      no responsibility for the financial condition of Batteries Funding Limited or any Seller or for the performance and observance by Batteries Funding Limited or any Seller of any of their respective obligations under the Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

6. The Additional Seller requests that in respect of references to any Seller in the Agreement, the following information be inserted in respect of the Additional Seller:

(i)   Number of days in respect of the payment of invoices       . days
      for the purposes of paragraph (6) of the definition of "Eligible Receivable".

(ii)  Date of most recent audited annual accounts for the        .
      purposes of Clause 8.7.

(iii) principal place of business of Additional Seller for       ..
      the purposes of Clause 8.15 and Schedule 1.

(iv)  Collection Account for the purposes of Schedule 1.         . (Sort Code)

(v)   Seller Non-Transaction Account for the purposes of         . (Sort Code)
      Schedule 1

7. This Admission of Additional Seller and the rights, benefits and obligations of the parties hereunder are governed by and shall be construed in accordance with German law, place of jurisdiction shall be Frankfurt am Main, Germany.

[ADDITIONAL SELLER]

By:

Address:

Attention:

Telefax:

Date:

AGREED TO BY:

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German Receivables Sale Agreement                                EXECUTION COPY

[ANY ADDITIONAL SELLER]

By:

[Existing Sellers under the German Receivables Sale Agreement]



CONSENTED TO THIS ______ DAY OF __________, ________:

Citibank, N.A., London Branch

By:



CONSENTED TO THIS ______ DAY OF __________, ________:

Batteries Funding Limited

By:

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German Receivables Sale Agreement                                 EXECUTION COPY


                                   SCHEDULE 3
                          Form of Settlement Statement

--------------------------------------------------------------------------------

                              SETTLEMENT STATEMENT
                              --------------------

             SELLER: Exide Germany (Exide Automotive Batterie GmbH,
                          Deutsche Exide GmbH and Deutsche Exide Standby
            CURRENCY: EUR

          Batteries Funding - Settlement Statement as of:            23-May-02
          ----------------------------------------------

          Next Settlement Date:                                      30-May-02
          --------------------

          PRIOR SETTLEMENT STATEMENT:
          --------------------------
                                                                       EUR

      (1) Outstanding Balance                                             -
      (2) Reserve Accounts                                                -
      (3) Unearned Discount                                               -
      (4) Capital                                                         -

          Adjustments to Prior Month Balance
          ----------------------------------

      (5) Total Collections                                               -
      (6) Adjustments to Reserve Account                                  -
      (7) Discount Collected                                              -
      (8) Cash & Deemed Collections                                       -

      (9) New Receivables Sold                                            -
     (10) Change in Reserve                                               -
     (11) Change in Discount                                              -
     (12) Net Cash Paid (7-8)                                             -

          Ending Balance as of this Date:
          ------------------------------

     (13) Outstanding Balance                                             -
     (14) Reserve Account                                                 -
     (15) Discount                                                        -
     (16) Capital                                                         -

          PAYMENT OF FEES DUE ON NEXT SETTLEMENT DATE
          -------------------------------------------

          Purchaser Fees Due on the next Settlement Statement
          above 0.0000%                                         EUR     -

          Agency Fee           50.00 bp                         EUR     -

          Facility Fee         75.00 bp                         EUR     -

          Please remit funds to Batteries Funding Limited's account at Citibank London, account number 0010123765

--------------------------------------------------------------------------------

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German Receivables Sale Agreement                                EXECUTION COPY

                                   SCHEDULE 4

                             Form of Summary Report

                            Batteries Funding Limited

     Seller   :        Germany
     Currency :        Total Deutschemarks Portfolio in EURO
     Summary Report Date                                           02/05/19
     Summary Report for period ended                               02/05/18
     ===========================================================================
     Capital Requested at next purchase           ----->

     Sold Portfolio Ageing by invoice due date :

            Current - Due beyond 91      ----->           553.121,04    2,039%
            Current - Due in 90 days     ----->         2.264.572,17    8,347%
            Current - Due in 60 days     ----->         4.144.198,79   15,275%
            Current - Due in 30 days     ----->        13.173.655,13   48,557%
            1 - 30 days Overdue          ----->         4.212.352,42   15,526%
            31 - 60 days Overdue         ----->           830.976,51    3,063%
            61 - 90 days Overdue         ----->           319.819,36    1,179%
            91 - 120 days Overdue        ----->           110.321,13    0,407%
            121 - 150 days Overdue       ----->           -44.299,89   -0,163%
            151 - 180 days Overdue       ----->           116.671,33    0,430%
            181 + days Overdue           ----->         1.449.051,58    5,341%
                                                  ------------------
            Total                        ----->        27.130.439,57

     Estimated Cash         Days 1 - 30           ----->        20.168.547,57
     Collections in         Days 31 - 60          ----->         4.144.198,79
     future periods         Days 61 - 90          ----->         2.264.572,17
                            Days 91 +             ----->           553.121,04
                                                           ------------------
                            Total                 ----->        27.130.439,57

     Collections in
     current period Received by due date          ----->           664.017,37
     by due date :  Received 30 days after due date --->         2.528.960,83
                    Received 60 days after due date --->            68.073,88
                    Received 90 days after due date --->            61.642,47
                    Received 91+ days after due date -->            21.713,38
                                                           ------------------
                    Total Collections             ----->         3.344.407,93

     Total new receivables sold this month        ----->   1.821.882.41

     Sold Credit Notes Outstanding     -------->         5.377.517,23  16,542%
     Credit Notes issued in last 30 days ------>         1.198.439,87   4,230%

     Total Credit Notes Outstanding    -------->         6.992.964,19  21,122%
     Credit Notes issued in last 30 days ------>         1.205.289,57   4,412%

     Total Invoices sold                       -------->               20.551
     Total New Invoices sold                   -------->                    0

     Total delinquent receivables in sold portfolio --->         2.782.540,02
     Total delinquent receivables (Sold + Unsold) ----->         1.652.522,44

     Total defaulted receivables in sold portfolio ---->         1.631.744,15
     Total defaulted receivables (Sold + Unsold) ------>           681.251,60

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German Receivables Sale Agreement                                EXECUTION COPY

                            Batteries Funding Limited

     Seller   :        Germany
     Currency :        Total Deutschemarks Portfolio in EURO
     Summary Report Date                                           02/05/19
     Summary Report for period ended                               02/05/18
     ==========================================================================

     Average Credit Terms (Sold Portfolio)     -------->     0,000
     Average Credit Terms (Total Portfolio)    -------->     0,000
     Weighted Credit Terms (Sold Portfolio)    -------->     0,000
     Weighted Credit Terms (Total Portfolio)   -------->     0,000

     Net new invoices issued in the last seven days ---->       1.471.661,88

     Total Portfolio Ageing (Sold + Unsold) by invoice due date

              Current                    ----->        20.242.948,17   77,516%
              1 - 30 Days Overdue        ----->         4.219.170,46   16,156%
              31 - 60 Days Overdue       ----->           787.526,88    3,016%
              61 - 90 Days Overdue       ----->           183.743,96    0,704%
              91 - 120 Days Overdue      ----->            95.470,51    0,366%
              121 - 150 Days Overdue     ----->           -66.701,50   -0,255%
              151 - 180 Days Overdue     ----->           116.267,66    0,445%
              181 +   Days Overdue       ----->           536.214,93    2,053%
                                                  ------------------
              Total Receivables          ----->        26.114.641,07

     ===========================================================================
      ALL INFORMATION HEREIN IS TRUE AND ACCURATE



     ____________________________                      ____________________
       Authorised Signature                            Authorised Signature

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German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 5

                          Initial Conditions Precedent

(b) Certified copy of (i) shareholder's resolutions of each Seller approving the restructuring documents and (ii) the board of directors (or analogous body) of the Sellers approving this Agreement and the other documents to be delivered by it and the transactions contemplated in this Agreement;

(c)      Latest Satzung or Gesellschaftsvertrag of each Seller;

(d) Officially certified up to date Commercial Register extracts (Handelsregisterauszug) in respect of each German Originator dated no earlier than 15 days prior to the signing of this Agreement;

(e) A certificate of an appropriate officer of each Seller certifying the names and true signatures of the officers authorised on its behalf to sign or, as appropriate, witness the signature of this Agreement and the other documents to be delivered by it (on which certificate the Operating Agent may conclusively rely until such time as the Operating Agent receives from the Seller a revised certificate meeting the requirements of this paragraph). For the time being, due completion of
         Schedule 15 hereto shall satisfy this requirement;

(f) Certified copy of (a) an application sent by each Originator to the competent courts for the granting of a servicer licence under the German Act on the Rendering of Legal Advice (Rechtsberatungsgesetz) in respect of the Transaction or (b) a binding confirmation that existing servicer licence held by such Originator effectively applies to the Transaction;

(g) A favourable opinion of legal advisors to the Sellers as to capacity and corporate power of each Seller in such form as the Operating Agent may reasonably require;

(h) A favourable opinion of legal advisors to Exide Europe as to capacity and corporate powers of Exide Europe in such form as the Operating Agent may reasonably require;

(i) The Account Pledge Agreement in relation to the Collection Accounts of the Sellers needs to be duly executed by each Seller and notified to the applicable Collection Account Banks with a copy to the Buyer and Citibank;

(j) A favourable opinion of legal advisers to the Operating Agent as to sale of Receivables and other relevant matters, in such form as the Operating Agent may reasonably require;

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German Receivables Sale Agreement                                 EXECUTION COPY

(k) A Directors' Certificate from the directors of each Seller in relation to the solvency of such Seller and a certificate from the directors of Exide Europe in relation to the solvency of Exide Europe in form and substance satisfactory to the Operating Agent;

(l)      Collection arrangements in place for the Originator's Collection
         Accounts;

(m) Execution of the Relevant Documents (as defined in each of the Origination Agreements) and all documentation to be delivered therewith;

(n)      Enigma Licence Agreement, duly executed by Exide Europe;

(o) Satisfaction of all initial conditions precedent set forth in Schedule 2 to the Facilities Agreement; (p) Preparation of a written Credit and Collection Policy by each Seller, in form and substance satisfactory to the Operating Agent;

(q) Satisfactory review by the Operating Agent of each Seller's billing and collection operations and reporting systems and implementation of any additional receivable tracking and reporting systems in form and substance satisfactory to the Operating Agent;

(r) The Operating Agent has received such other approvals, opinions or documents as it may reasonably request;

(s) Power of Attorney granted to Citibank and Batteries Funding, duly executed by the Sellers substantially in the form of Schedule 13;

(t)      Execution of the Currency Exchange Agreement.

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German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 6

                     Letter of Offer, Acceptance and Receipt

                                     Part 1

                                Letters of Offer

            - Form of Offer Letter to be sent on Initial Offer Date -


From:       Exide Europe Funding Ltd
            c/o Exide Holding Europe S.A.
            5-7 Allee des Pierres Mayettes
            92636 Gennevilliers Cedex-France

To:         Batteries Funding Limited
            West Block
            International Financial Services Centre
            Dublin 1

Copy to:    Citibank, N.A.
            Citicorp Centre
            33 Canada Square
            Canary Wharf
            London E14 5LB

Attention:                                                                 Date:

                               SUBJECT TO CONTRACT

Dear Sirs

Reference is made to the German Receivables Sale Agreement dated 24 May 2002 (as from time to time amended, supplemented or novated) (the "Agreement") among Deutsche Exide GmbH, Deutsche Exide Standby GmbH and Exide Automotive Batterie GmbH each as Seller (the "Sellers"), ourselves as Offer Agent, Batteries Funding Limited as Buyer and yourselves as Operating Agent. Terms defined in the Agreement shall bear the same meaning herein.

We, on behalf of [name of Seller or Sellers] hereby offer to you the sale and assignment of:

(i) Existing Receivables with an Outstanding Balance of [.] (being the Existing Receivables identified for you pursuant to Clause 4.8 of the Agreement in the

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German Receivables Sale Agreement                                 EXECUTION COPY

         Accounts Receivables Listing) on the Effective Date for an Existing Receivables Purchase calculated in accordance with the Agent Price of [.];

(ii)

         (a) Future Receivables which have come and will come into existence between (and including) the Initial Reference Date and (but excluding) the Effective Date as specified in the Accounts Receivables Listing; and

         (b) Future Receivables which will come into existence during the next Settlement Period as specified in the Accounts Receivables Listing, for payment of the Acceptance Fee in the amount of Euro 10.

The provisions of the Agreement will apply to this letter and the related Purchase by the Buyer, and except as otherwise provided herein, capitalised terms in this letter will have the meaning ascribed to them in the Agreement.

The Discount computed for the Group of Receivables (which are Existing Receivables and Eligible Receivables) the subject of this letter is [.].

The offer made under this letter constitutes an irrevocable offer by [name of Seller or Sellers] to sell and to assign to you the Receivables and Related Security referred to in this Letter of Offer.

This Letter of Offer shall be governed by German law.

Yours faithfully

EXIDE HOLDING EUROPE S.A., acting on behalf of [Sellers]

By:

Authorised Signatory

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German Receivables Sale Agreement                                 EXECUTION COPY

         - Form of Letter of Offer to be sent on any Subsequent Offer Date -


From:         Exide Europe Funding Ltd
              c/o Exide Holding Europe S.A.
              5-7 Allee des Pierres Mayettes
              92636 Gennevilliers Cedex-France


To:           Batteries Funding Limited
              West Block
              International Financial Services Centre
              Dublin 1


Copy to:      Citibank, N.A.
              Citicorp Centre
              33 Canada Square
              Canary Wharf
              London E14 5LB


Attention:                          Date:

                               SUBJECT TO CONTRACT

Dear Sirs

Reference is made to the German Receivables Sale Agreement dated 24 May 2002 (as from time to time amended, supplemented or novated) (the "Agreement") among Deutsche Exide GmbH, Deutsche Exide Standby GmbH and Exide Automotive Batterie GmbH each as Seller (the "Sellers"), ourselves as Offer Agent, Batteries Funding Limited as Buyer and yourselves as Operating Agent. Terms defined in the Agreement shall bear the same meaning herein.

We, on behalf of [name of Seller or Sellers] hereby offer to you the sale and assignment of:

(i) Future Receivables which will come into existence during the next Settlement Period for payment of an Acceptance Fee in the amount of Euro 10.

       [in the event of Additional Account Debtors offering Receivables for the first time:]

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German Receivables Sale Agreement                                 EXECUTION COPY

(ii) Existing Receivables with respect to Additional Designated Account Debtors notified to you on the date hereof with an Outstanding Balance of [.] (being the Existing Receivables identified for you pursuant to Clause 4 of the Agreement) on the next Settlement Date for an Existing Receivables Purchase Price calculated in accordance with the Agreement of [.]; and

(iii) Future Receivables with respect to Additional Account Debtors notified to you on the date hereof which have come and will come into existence between (and including) the last Reference Date and (but excluding) the next Settlement Date for payment of the Acceptance Fee in the amount of Euro 10;

The provisions of the Agreement will apply to this letter and the related Purchase by the Buyer, and except as otherwise provided herein, capitalised terms in this letter will have the meaning ascribed to them in the Agreement.

[The Discount computed for the Group of Receivables (which are Existing Receivables and the Eligible Receivables) the subject of this letter is [.].]

The offer made under this letter constitutes an irrevocable offer by [name of Seller or Sellers] to sell and to assign to you the Receivables and the Related Security referred to in this Letter of Offer.

This Letter of Offer shall be governed by German law.

Yours faithfully

EXIDE HOLDING EUROPE S.A., acting on behalf of [Sellers]

By:

Authorised Signatory

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German Receivables Sale Agreement                                 EXECUTION COPY

                                     Part 2

                          Form of Letter of Acceptance

From:            Citibank, N.A.
                 Citicorp Centre
                 33 Canada Square
                 Canary Wharf
                 London E14 5LB


To:              Exide Europe Funding Ltd
                 c/o Exide Holding Europe S.A.
                 5-7 Allee des Pierres Mayettes
                 92636 Gennevilliers Cedex-France


Copy to:         Batteries Funding Limited
                 West Block
                 International Financial Services Centre
                 Dublin 1


Dear Sirs,

We refer to the letter of offer dated [.] between, inter alios, yourselves as Offer Agent acting on behalf of [include Name of Sellers] and ourselves as Operating Agent acting on behalf of Buyer (the "Letter of Offer") delivered pursuant to the German Receivables Sale Agreement dated [.] between, Deutsche Exide GmbH, Deutsche Exide Standby GmbH and Exide Automotive Batterie GmbH each as Seller, Exide Holding Europe S.A. as Offer Agent, Batteries Funding Limited as Buyer and ourselves as Operating Agent (the "Agreement").

Terms defined in the Agreement shall bear the same meaning herein.

We hereby accept to purchase from [include Name of Sellers], pursuant to the Agreement, the Receivables identified in the Letter of Offer pursuant to Clause
4.2 of the Agreement at the Purchase Price calculated in accordance with the Agreement and confirm that we will pay the Purchase Price and the Acceptance Fee in the [total] amount of [.] less any set-offs made pursuant to the paragraph below, into the below account on [Purchase Date].

[specify account]

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German Receivables Sale Agreement                                 EXECUTION COPY


Pursuant to Clause 12.3 of the Agreement, we hereby set-off the Purchase Price against any Advance Payments made to [insert names of the Sellers].

We hereby confirm our acceptance of the assignment of the Receivables specified in your Letter of Offer.

Yours faithfully,

Citibank, N.A. as Operating Agent
acting on behalf of
Batteries Funding Limited

By:
Authorised Signatory
Witness:
Address:

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German Receivables Sale Agreement                                 EXECUTION COPY

                                     Part 3
                        Form of Receipt of Purchase Price

From: [include details of Seller who is the recipient of the relevant purchase price]

To:          Citibank, N.A., as Operating Agent                        Date: [.]
             acting on behalf of Batteries Funding Limited

Address:     Citicorp Centre
             33 Canada Square
             5/th/ Floor
             Canary Wharf
             London E14 5LB

Attention:   [.]
             Fax No: +[.]

Copied to:   [.]
Attention:   [.]

Dear Sirs

We refer to the German Receivables Sale Agreement dated [.] between Deutsche Exide GmbH, Deutsche Exide Standby GmbH and Exide Automotive Batterie GmbH each as Seller, Exide Holding Europe S.A. as Offer Agent, Batteries Funding Limited as Buyer and ourselves as Operating Agent (the "Agreement").

Terms defined in the Agreement shall bear the same meaning herein. This Receipt is given pursuant to Clause 4.6 of the Agreement.

We hereby acknowledge receipt of the Purchase Price in the amount of [.] on [specify date] and the Acceptance Fee in the amount of [.] on [specify date] in respect of the Receivables identified in the Letter of Offer dated [.], calculated in accordance with the Agreement less the amount of [.] which was set-off by you in accordance with the Agreement.

Yours faithfully,


Exide Holding Europe S.A., as Offer Agent

German Receivables Sale Agreement                                 EXECUTION COPY


acting on behalf of
[Specify Sellers]
By:
Authorised Signatory
Witness:
Address:

German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 7
                                Form of Contract

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German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 8

                                     Part 1
                   Information to be Provided to Exide Europe

1. On the last Local Business Day in each calendar week prior to each Purchase Date:

         a computerised download containing the following fields:

         - number, which identifies the applicable Seller

         - customer number

         - customer name

         - customer type

         - location of customer (country)

         - invoice number

         - journal number

         - issue date of invoice

         - due date of invoice

         - currency of invoice

         - currency amount of invoice

         - type of invoice

         and other fields which may vary from applicable Seller to applicable Seller and which are necessary for Enigma to select Eligible Receivables.

2. On or before the third Determination Date of each calendar month, the information requested in Part 2 of this Schedule 8 in respect of the previous calendar month.

3. On or before the third Determination Date of each of the calendar months of March, June, September and December (or such more frequent time as the Operating Agent may request in writing in accordance with Clause 11.6 of the Agreement):

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German Receivables Sale Agreement                                 EXECUTION COPY

         a computerised download containing the addresses of the Account Debtors listed in paragraph 1 above, containing the following specific information:

         - full customer name

         - address field 1

         - address field 2

         - address field 3

         - town

         - area code

         - country of address

         AND ALL OTHER INFORMATION WHICH MIGHT BE NECESSARY FOR THE CORRECT IDENTIFICATION BY THE OPERATING AGENT AND/OR EXIDE EUROPE OF THE ACCOUNT DEBTOR/CUSTOMER, INVOICE AND RECEIVABLE.

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German Receivables Sale Agreement                                 EXECUTION COPY

                                     Part 2

                             Form of Monthly Summary

To:   Charles Prowse - Citibank [Fax: +44 171 500 9665]

CC:   Claire Berdou - Exide Europe Headquarters [Fax: +33 1 4121 2697]

Seller:        ...............................

Date Prepared: ...............................

For month:     ...............................

All information relates to 3rd party domestic customers.

1.       Total value of sales (incl. VAT):         ............................

2.       Total value of Write-offs in the month    ............................
         (overdue 90 days or less):

3.       Total value of Credit Notes               ............................

         (Disputes/Claims/invoicing errors etc, incl. VAT):

                                                   ............................

4.       Level of accruals for volume rebates:     ............................

5.       Amount of credit notes issued
         for volume rebates in the month:          ............................

6.       Expenses for warranty claims
         during the month:                         ............................

7.       Prompt payment discounts paid
         during the month:                         ............................

Receivable Ageing - Month-end Ledger

(only necessary if the downloaded file does not contain all 3rd party domestic customers, e.g. Italy)

Days Past Due            Amounts in Ledger Currency

Current

1 - 30

German Receivables Sale Agreement                                 EXECUTION COPY

31 - 60

61 - 90

91 - 120

121 +

We certify that all information contained in this summary is true and accurate

[SELLER NAME]

...................................

Name

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German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 9

                              Letter of Undertaking

    The Letter of Undertaking is set out as Schedule 9 to the UK RSA and also refers to this Agreement

German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 10

          List of Account Debtors other than Designated Account Debtors

..  FIAT

German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 11

                              Payment Instructions

                                     Part 1

  Form of Notification of Customers by Letter on the Payment Notification Date


           - to be sent by registered mail with receipt confirmation -

                               - German Version -




An:      [Customer]

Von:     [Name of German Seller]

Datum:   [.]

Sehr geehrte Damen und Herren,

wir haben [heute/ am [.] 2002], samtliche unserer gegenwartigen Anspruche und Forderungen gegen Sie aus unserer Geschaftsbeziehung an Batteries Funding Limited, ansassig in West Block, International Financial Services Centre, Dublin 1, Ireland abgetreten. Wir bitten Sie, samtliche diesbezugliche Zahlungen auf das Konto von Batteries Funding Limited No. [account details] bei [.] zu zahlen und etwaige Zahlungen per Scheck zur Order von Batteries Funding Limited auszuschreiben und diese an die folgende Adresse zu ubermitteln:

                            Batteries Funding Limited
                          Attn.: the Company Secretary
                     International Financial Services Centre
                                    Dublin 1
                                     Irland

Wir planen auch, samtliche unserer zukunftigen Anspruche und Forderungen gegen Sie im Rahmen unserer Geschaftsbeziehung an Batteries Funding Limited abzutreten und weisen Sie an, bis zum Zeitpunkt eines anderslautenden Hinweises auf Ihrer jeweiligen Rechnung auch alle diesbezuglichen zukunftigen Zahlungen wie oben beschrieben an Bateries Funding Limited zu leisten.

Fur Ruckfragen stehen wir Ihnen gerne zur Verfugung.

Mit freundlichen Gru(beta)en,

................................................................

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German Receivables Sale Agreement                                 EXECUTION COPY

[Name of German Seller]

                               - English Version -

To:      [Customer]

From:    [Name of German Seller], Germany

Dated:   [.]

Dear Sirs,

We have, [on the date hereof/ on [.] 2002], assigned to Batteries Funding Limited all our rights, title and interest in all receivables owing to us by you in the course of our business relations. You are asked to (i) make all payments in cash in respect of such receivables to the account of Batteries Funding Limited No. [account details] with [.] and (ii) make all your payments by cheque in respect of such receivables to the order of Batteries Funding Limited and to remit such cheques to:

                            Batteries Funding Limited
                          Attn.: the Company Secretary
                     International Financial Services Centre
                                    Dublin 1
                                     Irland

We are also intending to assign to Batteries Funding Limited all our rights, title and interest in all [other] receivables which you will be owing to us in the course of our business relations and that we direct you to make all your further payments in respect of such receivables in the manner set out above or as otherwise instructed to you in the invoice related to such receivables.





Yours faithfully,

.....................................................
[NAME OF GERMAN SELLER]

German Receivables Sale Agreement                                 EXECUTION COPY

                                     Part 2

                Form of Notification of Customers on each invoice

                               - German Version -

Wir haben samtliche unserer Anspruche und Forderungen gegen Sie aus unserer Geschaftsbeziehung an Batteries Funding Limited (West Block, International Financial Services Centre, Dublin 1, Ireland) abgetreten. Wir bitten Sie, samtliche diesbezugliche Zahlungen auf das Konto von Batteries Funding Limited No. [account details] bei [.] zu zahlen und etwaige Zahlungen per Scheck zur Order von Batteries Funding Limited auszustellen und diese an die folgende Adresse zu ubermitteln: Batteries Funding Limited, Attn.: the Company Secretary, International Financial Services Centre, Dublin 1, Ireland.

                               - English Version -

Payment Instruction to be printed on each invoice of the Sellers
We have assigned to Batteries Funding Limited all our rights, title and interest in all receivables owing to us by you in the course of our business relations. You are asked to (i) make all payments in cash in respect of such receivables to the account of Batteries Funding Limited No. [account details] with [.] and (ii) make all your payments by cheque in respect of such receivables to the order of Batteries Funding Limited and to remit such cheques to Batteries Funding Limited, Attn.: the Company Secretary, International Financial Services Centre, Dublin 1, Ireland.

German Receivables Sale Agreement                                EXECUTION COPY

                                   SCHEDULE 12
                           [INTENTIONALLY LEFT BLANK]

German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 13
          Form of Power of Attorney in Favour of Citibank and the Buyer

To:        Citibank, N.A.
           Citicorp Centre
           33 Canada Square
           Canary Wharf
           London E14 5LB

and

           Batteries Funding Limited
           West Block
           International Financial Services Centre
           Dublin 1

THIS POWER OF ATTORNEY is made on the [.] day of [.] by (A) Deutsche Exide GmbH having its offices at [.], Deutsche Exide Standby GmbH having its offices at [.] and Exide Automotive Batterie GmbH having its offices at [.], respectively, acting in their capacity as Sellers and by (B) EXIDE HOLDING EUROPE, a French Societe Anonyme, with its registered office at 5-7 Allee des Pierres Mayettes, 92636 Gennevilliers Cedex, France acting in its capacity Offer Agent (together the "Appointors" and each an "Appointor") in favour of CITIBANK, N.A., a company whose registered office is at 336 Strand, London WC2R 1HB acting in its capacity as Operating Agent ("Citibank") and BATTERIES FUNDING LIMITED, a company with its registered office at West Block, International Financial Services Centre, Dublin 1, Ireland (the "Buyer"). Citibank and the Buyer are referred to herein collectively as the "Attorneys".

WHEREAS :

(A) Pursuant to a German receivables sale agreement (the "RSA") dated [.] made by and between the Sellers, Citibank and others, the Sellers may, from time to time, offer to sell to the Buyer under the RSA, through the Offer Agent, certain receivables (the "Receivables") and Related Security evidenced by invoices rendered by the Sellers and the Buyer may, in its sole discretion, accept an assignment of all Receivables and Collections and Related Security for its benefit as a beneficiary under certain trust arrangements (Treuhandvereinbarungen).

(B) Receivables, Collections and Related Security so acquired and not subsequently reacquired by the Seller or collected in full are referred to herein as the "Purchased Receivables".

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German Receivables Sale Agreement                                 EXECUTION COPY

(C) Under the RSA, Citibank is appointed as the Operating Agent of the Buyer and the Buyer's assigns hereunder (if applicable).

(D) Terms not defined herein shall have the meaning ascribed to such terms in the RSA.

NOW THEREFORE, the parties agree as follows:

1. THE APPOINTORS EACH HEREBY APPOINT each of the Attorneys individually and any receiver appointed from time to time in respect of the Receivables, Collections and Related Security to be its true and lawful attorney for it and in its name to do any of the following acts, deeds and things or any of them as may be within the power of that Appointor after an Early Amortisation Event has occurred:

     (c) to exercise its rights, powers and discretions in respect of the Purchased Receivables and in respect of the related benefit of any related guarantee and any other related rights (such related benefit and other rights being the "Ancillary Rights");

     (d) to exercise all the rights, powers, remedies and discretions exercisable by a Seller by reason of such Seller remaining for the time being legal owner of any of the Purchased Receivables or the Ancillary Rights;

     (e) to execute, sign, seal and deliver any document and to do any other act or thing which it may deem to be necessary to protect the interests of the Buyer and/or the Operating Agent, proper or expedient for fully and effectually vesting or transferring the Purchased Receivables and the Ancillary Rights in or to the Buyer or their successors in title or other person or persons entitled to the benefit thereof (as the case may require) pursuant to and in accordance with the RSA;

     (f) to demand, sue for and receive all moneys due or payable under or in respect of the Purchased Receivables and the Ancillary Rights and pay such moneys to the persons to whom such moneys are required to be paid under the RSA;

     (g) to redirect mail and endorse drafts, cheques and other payments media, to perform any agreement or obligation of an Appointor under or in connection with the RSA and to exercise all other remedies of an Appointor under the RSA or existing at law; and

     (h) from time to time to substitute and appoint severally one or more attorneys (the "Substitute Attorneys") for all or any of the purposes

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German Receivables Sale Agreement                                 EXECUTION COPY

               aforesaid (including the power to authorise any person so appointed to make further appointments).

2. Each of the Appointors hereby agrees at all times hereafter to ratify and confirm any act, matter or deed whatsoever the Attorneys or any Substitute Attorney shall lawfully do or cause to be done under or pursuant to this Power of Attorney to the extent that such act or acts and execution are within the power of the Appointor and within the contemplation of this Power of Attorney and the Appointor shall indemnify the Attorneys or any Substitute Attorney in respect of any loss, claim, cost, expense or liability in connection with this Power of Attorney save to the extent that the same arises out of their gross negligence, wilful default or bad faith.

3. Each of the Appointors declares that this Power of Attorney shall be irrevocable and shall not be affected by the bankruptcy, liquidation, receivership, the making of an administration order or appointment of an administrative receiver or any other equivalent event of or affecting any of the Appointors. The Attorneys and any Subsitute Attorneys shall be exempt from any restrictions on self dealing pursuant to Section 181 German Civil Code or otherwise.

4. The Attorneys hereby accept their appointment hereunder on the terms and subject to the conditions of this Power of Attorney and the RSA and for these purposes shall be released from the restrictions set forth in
         Section 181 of the German Civil Code (restriction on self-dealing).

5. The laws of the Federal Republic of Germany shall apply to this Power of Attorney and the interpretation thereof and to all acts of the Attorneys or any Substitute Attorney carried out under the terms hereof.

IN WITNESS whereof this Power of Attorney has been executed by the Appointors the day and year first above written.

DEUTSCHE EXIDE GmbH

By:      ________________________________________


Name in Print:    __________________________________


DEUTSCHE EXIDE STANDBY GmbH


By:      ________________________________________

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German Receivables Sale Agreement                                EXECUTION COPY

Name in Print:    __________________________________


EXIDE AUTOMOTIVE BATTERIE GmbH


By:      ________________________________________


Name in Print:    __________________________________


EXIDE HOLDING EUROPE S.A.


By:      ________________________________________


Name in Print:    __________________________________

German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 14
              Form of Directors' Certificate in Respect of Sellers

To:         Citibank, N.A.
            Citicorp Centre
            33 Canada Square
            Canary Wharf
            London E14 5LB

Copy to:    Batteries Funding Limited
            West Block
            International Financial Services Centre
            Dublin 1

           IN RELATION TO THE SALE OF TRADE RECEIVABLES ORIGINATED BY
                     [insert name of Seller (the "Company")]

WE HEREBY CERTIFY having made all appropriate searches and investigations of the Company's books and records, the information held by the commercial register (Handelsregister), the Company's management and statutory accounts (including the notes thereto and the reports thereon); made all enquiry of its officers, auditors and professional advisers and without limiting the generality of the foregoing, duly considered the provisions of Sections 49(3), 60(1) No. 4 and 64 of the German Act of Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschrankter Haftung), as well as, inter alia of Sections 13 and 17 to 20 of the German Insolvency Act (Insolvenzordnung) and of Section 32 of the German Commercial Code (Handelsgesetzbuch) and the provisions of (i) the German Receivables Sale Agreement ("German RSA") dated [.] between, inter alios, the Company, Exide Holding Europe S.A. as Offer Agent and Batteries Funding Limited as Buyer and (ii) the first Letter of Offer delivered by us or on our behalf under the German RSA (the documents at (i) and (ii) above being the "Relevant Transaction Documents") have, as at the date hereof, with respect to the Company determined that on the basis of the consolidated financial statements in respect of the Company for most recently ended financial year, the financial statements of the Company were presented on a going concern basis and:

1. The Company is not unable or presumably unable to pay its debts as they fall due within the meaning of Sections 17 and 18, or in a status of overindebtedness within the meaning of Section 19, of the German Insolvency Act (Insolvenzordnung) and, to the best of [my/our] knowledge and belief, the Company would not become unable to pay its debts as a consequence of the periodic sale of trade receivables during the term of the German RSA, i.e. would not be in a stoppage of payment situation (Zahlungsunfahigkeit) or presumably

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German Receivables Sale Agreement                                EXECUTION COPY

     unable to pay its debts as they fall due (drohende Zahlungsunfahigkeit) or in a status of overindebtedness (Uberschuldung).

2. No order has been made or resolution passed for the liquidation (Auflosung) of the Company and no court order for the opening of insolvency proceedings in relation to the Company has been made and no opening of insolvency proceedings in relation to the Company has been registered pursuant to
     Section 32 of the Commercial Code, and, to the best of my/our knowledge and belief that no petition for the liquidation of the Company or bankruptcy or insolvency petition or a petition for the making of an administration order has been presented;

3. no insolvency administrator (Insolvenzverwalter) and/or sequester has been appointed in relation to the Company;

4. no receiver, administrative receiver, administrator or receiver and manager, including, inter alios, any Konkursverwalter, Vergleichsverwalter, Zwangsverwalter, Insolvenzverwalter and/or sequester has been appointed in relation to the Company; and

5.   no step has been taken for the dissolution of the Company.

6. In our opinion the value of the consideration which would be received for the sale of the Receivables from time to time calculated in accordance with the Relevant Transaction Documents would in all the circumstances be fair and reasonable.

7. The sale of Receivables to Batteries Funding Limited from time to time under the Relevant Transaction Documents and all matters concerning the Company, would, to the extent to which these were carried out by the Company, be effected by the Company in good faith and in connection with its business, and in our opinion there are reasonable grounds for believing that the sale of Receivables and all related matters contemplated by the Relevant Transaction Documents would benefit the Company; and

8. In authorising the submission of Letters of Offer the Company has not been influenced by a desire to prefer Batteries Funding Limited as a creditor over any other creditors of the Company.

We hereby certify that the persons whose names and signatures [are set out in the attached list] [listed below] are duly authorised to give any communication and execute and certify any document for or on behalf of the Company in relation to the Relevant Transaction Documents, with immediate copy to the Company. Batteries Funding Limited and the Operating Agent may conclusively rely upon any such communication until such time as Batteries Funding Limited and the Operating Agent shall receive from

German Receivables Sale Agreement                                 EXECUTION COPY

the Company a revised corporate authorisation meeting the requirements of this paragraph.

Words and expressions defined in the Relevant Transaction Documents shall, unless the context otherwise requires, bear the same meanings when used herein.

This certificate is given on behalf of the Company by:



Dated as of [.]



__________________________
Geschaftsfuhrer

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German Receivables Sale Agreement                                EXECUTION COPY

                                   SCHEDULE 15
                    Form of Authorities to Represent and Sign

For the purposes of the German Receivables Sale Agreement dated 24 May 2002 (the "Agreement") among inter alios Deutsche Exide GmbH, Deutsche Exide Standby GmbH and Exide Automotive Batterie GmbH each as Seller (the "Sellers") and Batteries Funding Limited as Buyer on which this Schedule 15 is based, the following signatures are the specimen signatures of the persons duly authorised (until written revocation) to represent each of the Sellers in relation to the Agreement and the transactions contemplated thereby or to be entered into in relation thereto.

For Deutsche Exide GmbH

1. Name of individual:                          ____________________
                                                (specimen signature)


2. Name of individual:                          _____________________
                                                (specimen signature)


3. Name of individual:                          ____________________
                                                (specimen signature)


For Deutsche Exide Standby GmbH

1. Name of individual:                          ____________________
                                                (specimen signature)


2. Name of individual:                          _____________________
                                                (specimen signature)


3. Name of individual:                          ____________________
                                                (specimen signature)

German Receivables Sale Agreement                                 EXECUTION COPY

For Exide Automotive Batterie GmbH

1. Name of individual:                          ____________________
                                                (specimen signature)


2. Name of individual:                          _____________________
                                                (specimen signature)


3. Name of individual:                          ____________________
                                                (specimen signature)


For the avoidance of doubt, this Schedule as well as all other Schedules shall form an integral part of the German Receivables Sale Agreement.

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German Receivables Sale Agreement                                 EXECUTION COPY

                                   SCHEDULE 16
                            Special Dilution Reserve

    *Settlement Date      *Settlement Date           Table              Reserve
      May 16, 2002          May 15, 2003           May Week 3             1.8%
      May 23, 2002          May 22, 2003           May Week 4             0.1%
      May 30, 2002          May 29, 2003           May Week 5             0.0%
      June 7, 2002          June 5, 2003           June Week 1            0.5%
      June 13, 2002         June 12, 2003          June Week 2            0.2%
      June 20, 2002         June 19, 2003          June Week 3            0.0%
      June 27, 2002         June 26, 2003          June Week 4            0.0%
      July 5, 2002          July 3, 2003           July Week 1            0.0%
      July 11, 2002         July 10, 2003          July Week 2            0.0%
      July 18, 2002         July 17, 2003          July Week 3            0.4%
      July 25, 2002         July 24, 2003          July Week 4            0.0%
     August 1, 2002         July 31, 2003         August Week 1           0.0%
     August 8, 2002        August 7, 2003         August Week 2           0.0%
     August 15, 2002       August 14, 2003        August Week 3           0.0%
     August 22, 2002       August 21, 2003        August Week 4           0.0%
     August 29, 2002       August 28, 2003        August Week 5           2.4%
    September 5, 2002     September 4, 2003     September Week 1          0.7%
   September 12, 2002    September 11, 2003     September Week 2          0.0%
   September 19, 2002    September 18, 2003     September Week 3          3.0%
   September 26, 2002    September 25, 2003     September Week 4          0.0%
     October 3, 2002       October 2, 2003       October Week 1           0.0%
    October 10, 2002       October 9, 2003       October Week 2           0.0%
    October 17, 2002      October 16, 2003       October Week 3           0.0%
    October 24, 2002      October 23, 2003       October Week 4           1.3%
    October 31, 2002      October 30, 2003       October Week 5           0.0%
    November 7, 2002      November 6, 2003       November Week 1          0.0%
    November 14, 2002     November 13, 2003      November Week 2          0.0%
    November 21, 2002     November 20, 2003      November Week 3          0.0%
    November 29, 2002     November 28, 2003      November Week 4          0.0%
    December 5, 2002      December 4, 2003       December Week 1          0.0%
    December 12, 2002     December 11, 2003      December Week 2          0.0%
    December 19, 2002     December 18, 2003      December Week 3          0.0%
    December 27, 2002     December 24, 2003      December Week 4          0.0%
     January 3, 2003       January 2, 2004       January Week 1           0.0%
     January 9, 2003       January 8, 2004       January Week 2           3.6%
    January 16, 2003      January 15, 2004       January Week 3           2.8%
    January 23, 2003      January 22, 2004       January Week 4           0.0%
    January 30, 2003      January 29, 2004       January Week 5           0.0%
    February 6, 2003      February 5, 2004       February Week 1          1.3%
    February 13, 2003     February 12, 2004      February Week 2          2.2%
    February 20, 2003     February 19, 2004      February Week 3          1.1%
    February 27, 2003     February 26, 2004      February Week 4          0.0%
      March 6, 2003         March 4, 2004         March Week 1            2.7%
     March 13, 2003        March 11, 2004         March Week 2            3.3%
     March 20, 2003        March 18, 2004         March Week 3            0.0%
     March 27, 2003        March 25, 2004         March Week 4            0.0%
      April 3, 2003         April 1, 2004         April Week 1            0.8%
     April 10, 2003         April 8, 2004         April Week 2            1.9%
     April 17, 2003        April 15, 2004         April Week 3            0.0%
     April 24, 2003        April 22, 2004         April Week 4            2.0%

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German Receivables Sale Agreement                                 EXECUTION COPY


    *Settlement Date       *Settlement Date           Table             Reserve
       May 2, 2003          April 29, 2004          May Week 1            1.0%
       May 8, 2003            May 6, 2004           May Week 2            3.2%

* If the date set out in the column below is not a Programme Business Day, the Settlement Date shall be the next succeeding Programme Business Day.

German Receivables Sale Agreement                                 EXECUTION COPY

                                 EXECUTION PAGES

SELLERS:


DEUTSCHE EXIDE GMBH


By: ____________________________________

Name in print: _________________________



Address:          Im Thiergarten
                  63654 Budingen
                  Germany

Telefax:          +49-604281274

Telephone:        +49-604281413

Attention:        Axel Pape



DEUTSCHE EXIDE STANDBY GMBH


By: ____________________________________

Name in print: _________________________



Address:          Im Thiergarten
                  63654 Budingen
                  Germany

Telefax:          +49-604281274

Telephone:        +49-604281413

Attention:        Axel Pape

German Receivables Sale Agreement                                 EXECUTION COPY

EXIDE AUTOMOTIVE BATTERIE GMBH


By: ____________________________________


Name in print: _________________________


Address:          Im Thiergarten
                  63654 Budingen
                  Germany

Telefax:          +49-604281274

Telephone:        +49-604281413

Attention:        Axel Pape





OFFER AGENT

EXIDE HOLDING EUROPE S.A.


By: ____________________________________

Name in print: _________________________



Address:          5-7 Allee des Pierres Mayettes
                  92 636 Gennevilliers cedex
                  France

Attention:        Dr. Albrecht Leuschner

Telefax:          + 33 1 47 92 74 81

Telephone:        + 33 1 41 21 23 00




BUYER:

German Receivables Sale Agreement                                 EXECUTION COPY

BATTERIES FUNDING LIMITED



By: ____________________________________


Name in print: _________________________

Address:          Batteries Funding Limited
                  West Block
                  International Financial Services Centre
                  Dublin 1
                  Ireland

Telefax:          + 353 1 8743050

Attention:        The Company Secretary




OPERATING AGENT:

CITIBANK, N.A., LONDON BRANCH

By: ____________________________________


Name in print: _________________________


Address:          Citicorp Centre
                  33 Canada Square
                  5th Floor
                  Canary Wharf
                  London E14 5LB

Attention:        Nigel Kilvington/Charles Prowse

Telefax:          +44 (0) 207 986 4705